                                                                     Exhibit 2.1


                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                  )        CHAPTER 11
                                        )
GRANT GEOPHYSICAL, INC.,                )        CASE NO. 96-1936 (HSB)
                                        )
                  DEBTOR.               )


                      SECOND AMENDED PLAN OF REORGANIZATON
                                       OF
                             GRANT GEOPHYSICAL, INC.

David S. Kurtz                                  C. Robert Bunch
Timothy R. Pohl                                 KING & PENNINGTON, L.L.P.
Kathleen M. Boege                               3100 South Tower, Pennzoil Place
JONES, DAY, REAVIS & POGUE                      711 Louisiana Street
77 West Wacker                                  Houston, Texas  77002
Chicago, Illinois  60601-1692                   (713) 225-8400
(312) 782-3939
                                                Counsel for the Debtor
Counsel for Elliott Associates, L.P.
                                                Laura Davis Jones
Neil B. Glassman                                Scott D. Cousins
BAYARD HANDELMAN & MURDOCH, P.A.                YOUNG, CONAWAY, STARGATT
902 Market Street, 13th Floor                        & TAYLOR
Wilmington, Delaware  19899                     Rodney Square North, 11th Floor
(302) 655-5000                                  P. O. Box 391
                                                Wilmington, Delaware  19899-0391
Co-Counsel for Ellioitt Associates, L.P.        (302) 571-6600

                                                Co-Counsel for the Debtor

                                                Christopher Fuller
                                                SCOTT, DOUGLASS &
                                                     MCCONNICO,  L.L.P.
                                                600 Congress, Suite 1500
                                                Austin, Texas  78701
                                                (512) 495-6300

                                                Special Counsel for the Debtor

Dated August 5, 1997

                               TABLE OF CONTENTS



                                                                                                                     Page
                                                                                                                     ----

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I.       DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW  . . . . . . . . . . . . 1
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1.1    "Administrative Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1.2    "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1.3    "Allowed Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1.4    "Allowed . . . Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.5    "Allowed . . . Claim Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.6    "Allowed Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.7    "Assigned Liabilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.8    "Ballots" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.9    "Bankruptcy Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.10   "Bankruptcy Court"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.11   "Bankruptcy Rules"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.12   "Bar Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.13   "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.14   "Capital Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.15   "Cash"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.16   "Chapter 11 Case" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.17   "Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.18   "Class" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1.19   "Class 5 Cash Distribution" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.20   "Class 5 Disbursement Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.21   "Class 5 Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.22   "Class 7 Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.23   "Class 8 Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.24   "Confirmation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.25   "Confirmation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.26   "Confirmation Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.27   "Contingent LC Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.28   "Credit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.29   "DIP Financing Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.30   "DIP Financing Facility Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.31   "DIP Financing Orders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 1.1.32   "Disbursing Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.33   "Disclosure Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.34   "Disputed Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.35   "Disputed Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.36   "Distribution Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.37   "Distribution Record Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.38   "Document Reviewing Centers"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.39   "EALP"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 1.1.40   "Effective Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.41   "Eligible Class 5 Claim Holder" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.42   "Equipment Purchase Options"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.43   "Estate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.44   "File," "Filed" or "Filing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.45   "Final Distribution Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                 1.1.46   "Final Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.47   "Foothill"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.48   "Foothill Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.49   "Forum Financial Purchase Option" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.50   "GECC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.51   "GECC  Lease Assumption Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.52   "General Unsecured Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.53   "GGI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 1.1.54   "Green Tree Purchase Option"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.55   "Impaired . . ."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.56   "Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.57   "Macha Purchase Options"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.58   "Master Ballots"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.59   "Newco" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.60   "Newco Asset Purchase Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.61   "Newco Asset Purchase Proceeds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.62   "Newco Bylaws"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.63   "Newco Cash Payment Deadline" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.64   "Newco Certificate of Incorporation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.65   "Newco Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.66   "Newco Common Stock Registration Rights Agreement"  . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.67   "Newco Credit Facility" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.68   "Newco Credit Facility Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 1.1.69   "Newco Credit Facility Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.70   "Nynex" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.71   "Nynex Lease Assumption Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.72   "Official Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.73   "Old $2.4375 Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.74   "Old Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.75   "Old Junior Preferred Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.76   "Old Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.77   "Old Serial Preferred Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.78   "Old Series A Preferred Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.79   "Other Identified Secured Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.80   "Oyo" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.81   "Oyo Obligations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.82   "Petition Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.83   "Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.84   "Postpetition Secured Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.85   "Priority Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 1.1.86   "Priority Tax Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.87   "Professional"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.88   "Pro Rata"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.89   "Registration Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.90   "Reorganization Investment Yield" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.91   "Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 1.1.92   "Rights Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.93   "Rights Exercise Notice"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.94   "Rights Exercise Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.95   "Rights Expiration Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.96   "Rights Offering" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.97   "Rights Offering Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.98   "Schedules" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.99   "Scrip Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

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
                 1.1.100  "Secured Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.101  "Securities Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.102  "Stipulation of Amount and Nature of Claim" . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.103  "Subordinated Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.104  "TIAA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.105  "TIAA Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.106  "TIAA Mortgage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 1.1.107  "Third-Party Disbursing Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.1.108  "Unimpaired Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.1.109  "Unsecured Creditors Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.1.110  "Voting Instructions" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.1.111  "Westgate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.1.112  "Winthrup Resources Purchase Option"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         1.2     Rules of Interpretation, Computation of Time and Governing Law . . . . . . . . . . . . . . . . . . .  10
                 1.2.1    Rules of Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.2.2    Computation of Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.2.3    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE  II.     UNCLASSIFIED CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.1     Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.1    In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.2    Bar Date for Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.3    Professionals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.2     Priority Tax Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.3     DIP Financing Facility Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.4     Postpetition Secured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.5     Exercise of Equipment Purchase Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE  III.    CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS  . . . . . . . . . . . . . . . . . .  12
         3.1     Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.2     Classification and Treatment of Claims and Interests . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.2.1    Class 1 - Priority Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.2.2    Class 2 - Foothill Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.2.3    Class 3 - Assigned Secured Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          3.2.3.1 TIAA Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 3.2.4    Class 4 -  Other Identified Secured Claims  . . . . . . . . . . . . . . . . . . . . . . . .  14
                          3.2.4.1 The Input/Output Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          3.2.4.2 The Madeleine Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          3.2.4.3 The Fairfield Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 3.2.5    Class 5 - General Unsecured Claims Over $500  . . . . . . . . . . . . . . . . . . . . . . .  15
                          3.2.5.1 Rights Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          3.2.5.2 Class 5 Cash Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          3.2.5.3 Claim Reduction Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          3.2.5.4 Credit Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.2.6    Class 6 - General Unsecured Claims of $500 or Less  . . . . . . . . . . . . . . . . . . . .  15
                 3.2.7    Class 7 - Interests of holders of Old $2.4375 Preferred Stock . . . . . . . . . . . . . . .  15
                 3.2.8    Class 8 - Interests of holders of Old Junior Preferred Stock  . . . . . . . . . . . . . . .  16
                 3.2.9    Class 9 - Interests of holders of Old Common Stock  . . . . . . . . . . . . . . . . . . . .  16
                 3.2.10   Class 10 - Interests in the Debtor Not Otherwise Classified . . . . . . . . . . . . . . . .  16
                 3.2.11   Class 11 - Subordinated Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.3     Special Provision Regarding Unimpaired Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.4     Accrual of Postpetition Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE IV.      ACCEPTANCE OR REJECTION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.1     Voting Classes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.2     Acceptance by Impaired Classes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.3     Presumed Acceptance of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.4     Deemed Non-Acceptance of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.5     Non-Consensual Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V.       MEANS FOR IMPLEMENTATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.1     Purchase of Debtor's Assets by Newco, Assumption of Liabilities by Newco, Liquidation of GGI . . . .  18
                 5.1.1    Purchase of Assets and Assumption of Liabilities by Newco . . . . . . . . . . . . . . . . .  18
                          5.1.1.1 Purchase of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          5.1.1.2 Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          5.1.1.3 Assignment of Leases and Contracts  . . . . . . . . . . . . . . . . . . . . . . . .  18
                          5.1.1.4 Payment by Newco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 5.1.2    Certain Assigned Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          5.1.2.1 Assignment of GECC Master Lease Agreement . . . . . . . . . . . . . . . . . . . . .  18
                          5.1.2.2 Assignment of Nynex Master Lease Agreement  . . . . . . . . . . . . . . . . . . . .  18
                          5.1.2.3 Assignment of the Oyo Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.1.3    Liquidation of GGI; Final Order and Dissolution . . . . . . . . . . . . . . . . . . . . . .  19
         5.2     The Restructuring Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.2.1    Cancellation of Capital Stock; Surrender of Securities and
                          Other Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.2.2    GGI's Obligations Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.2.3    Capitalization of Newco, Issuance of Securities and Related
                          Documentation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          5.2.3.1 Formation of Newco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          5.2.3.2 Issuance of the Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          5.2.3.3 Capitalization of Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          5.2.3.4 EALP Guaranty of Rights Offering  . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          5.2.3.5 Newco Common Stock Registration Rights Agreement  . . . . . . . . . . . . . . . . .  20
                 5.2.4    Establishment of New Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 5.2.5    Name Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.3     Procedures for Exercise of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.4     Corporate Governance, Directors and Officers, Employment-Related
                 Agreements and Compensation Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.4.1    Newco Certificate of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.4.2    Newco Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.4.3    Employment, Retirement, Indemnification and Other Agreements and
                          Incentive Compensation Programs; Retiree Health and Welfare Benefits  . . . . . . . . . . .  22
                 5.4.4    Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.5     Sources of Cash for Plan Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.6     Releases and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 5.6.1    Releases by the Debtor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          5.6.1.1 Avoidance Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          5.6.1.2 Other Released Claims and Causes of Action  . . . . . . . . . . . . . . . . . . . .  22
                          5.6.1.3 Claims and Causes of Action Not Released or Purchased
                                  by Newco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 5.6.2    Releases by Holders of Claims or Interests  . . . . . . . . . . . . . . . . . . . . . . . .  23
                          5.6.2.1 Holders of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          5.6.2.2 Holders of Certain Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          5.6.2.3 Release of Official Committee . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 5.6.3    Injunction Related to Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 5.6.4    Limitation on Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         5.7     Release of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.8     Effectuating Documents; Further Transactions; Exemption
                 from Certain Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE VI.      TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES  . . . . . . . . . . . . . . . . . . . . . . .  25
         6.1     Executory Contracts and Unexpired Leases to be Rejected; Bar Date for Rejection Damages  . . . . . .  25
                 6.1.1    Rejections Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 6.1.2    Bar Date for Rejection Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.2     Executory Contracts and Unexpired Leases to be Assumed and Assigned; Cure of Defaults  . . . . . . .  25
                 6.2.1    Assumptions Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 6.2.2    Cure of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.3     Special Executory Contract and Unexpired Lease Matters . . . . . . . . . . . . . . . . . . . . . . .  26
                 6.3.1    Existing Employment, Retirement and Other Agreements and Incentive Compensation Programs  .  26
                 6.3.2    Indemnification Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.4     Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred
                 After the Petition Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VII.     PROVISIONS GOVERNING DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.1     Distributions for Claims and Interests Allowed as of the Effective Date  . . . . . . . . . . . . . .  28
         7.2     Distributions by Disbursing Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 7.2.1    Disbursing Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.3     Delivery of Distributions and Undeliverable or Unclaimed Distributions . . . . . . . . . . . . . . .  28
                 7.3.1    Delivery of Distributions in General  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 7.3.2    Undeliverable Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          7.3.2.1 Holding and Investment of Undeliverable Distributions . . . . . . . . . . . . . . .  28
                          7.3.2.2 After Distributions Become Deliverable  . . . . . . . . . . . . . . . . . . . . . .  28
                          7.3.2.3 Failure to Claim Undeliverable Distributions  . . . . . . . . . . . . . . . . . . .  29
         7.4     Distribution Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.5     Means of Cash Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.6     Timing and Calculation of Amounts to be Distributed  . . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.6.1    In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.6.2    Distributions to Holders of Claims in Class 5 . . . . . . . . . . . . . . . . . . . . . . .  29
                 7.6.3    Distributions of Rights and Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 7.6.4    Compliance with Tax Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.7     Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.8     Surrender of Cancelled Debt Instruments or Securities  . . . . . . . . . . . . . . . . . . . . . . .  31
                 7.8.1    Surrender of Capital Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 7.8.2    Lost, Stolen, Mutilated or Destroyed Capital Stock Certificates . . . . . . . . . . . . . .  31
                 7.8.3    Failure to Surrender Canceled Capital Stock Certificates  . . . . . . . . . . . . . . . . .  31

ARTICLE VIII.    PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND DISPUTED INTERESTS  . . . . . . . . . . . . . . . . . .  32
         8.1     Prosecution of Objections to Claims and Interests  . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 8.1.1    Prior to the Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 8.1.2    After the Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.2     Treatment of Disputed Claims or Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 8.2.1    No Payments on Account of Disputed Claims or Interests  . . . . . . . . . . . . . . . . . .  32
                 8.2.2    Resolution or Estimation of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.3     Distributions on Account of Disputed Claims or Interests Once
                 They Are Allowed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         8.4     Claims Not Filed Prior to the Bar Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE IX.      CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN  . . . . . . . . . . . . . . . . .  33
         9.1     Conditions to Confirmation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.2     Conditions to Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.3     Waiver of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.4     Effect of Nonoccurrence of Conditions to Effective Date  . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE X.       CONFIRMABILITY AND SEVERABILITY OF PLAN AND CRAMDOWN . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.1    Confirmability and Severability of a Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.2    Cramdown . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XI.      INJUNCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XII.     RETENTION OF JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XIII.    MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.1    Limitation of Liability in Connection with the Plan, Disclosure Statement and Related Documents and Related Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.2    Payment of Statutory Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.3    Modification of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.4    Revocation of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.5    Severability of Plan Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         13.7    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         13.8    Legal Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         13.9    Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         13.10   Service of Documents on the Debtor or GGI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                TABLE OF EXHIBITS





     EXHIBIT                      NAME
     -------                      ----

         A       The Newco Asset Purchase Agreement*

         B       Newco Certificate of Incorporation*

         C       Newco Bylaws*

         D       List of Assets Retained by GGI

         E       Newco Common Stock Registration Rights Agreement*

         F Exclusive Schedule of Executory Contracts and Unexpired Leases to be Assumed and Assigned

         G Exclusive List of Employment, Retirement and other Agreements and Incentive Compensation Programs to be Assumed and Assigned

         H       Scrip Agreement

         I       GGI Creditors Trust and Disbursement Agreement*



-------------------

* These Exhibits will not be distributed to creditors or shareholders with the Plan. All such Exhibits are summarized in the Disclosure Statement. In addition, all such Exhibits have been filed with the Court and are available upon request to counsel for the Debtors. All such Exhibits are available for review at the Document Reviewing Centers.

                                 INTRODUCTION

         Grant Geophysical, Inc., a Delaware corporation (the "Debtor") and Elliott Associates, L.P. ("EALP," and collectively with the Debtor, the "Proponents") jointly propose the following plan of reorganization for the satisfaction of the Debtor's outstanding creditor claims and equity interests. Reference is made to the Debtor's disclosure statement, distributed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtor's history, businesses, properties, results of operations and projections for future operations, and for a summary and analysis of the Plan and certain related matters.

         ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN THE PLAN, THE PROPONENTS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS CONSUMMATION.

                                  ARTICLE I.

                   DEFINED TERMS, RULES OF INTERPRETATION,
                    COMPUTATION OF TIME AND GOVERNING LAW

1.1      DEFINED TERMS

         As used in the Plan, capitalized terms and phrases have the meanings set forth below. Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

         1.1.1 "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or commissions for services and payments for goods or other services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930.

         1.1.2 "AFFILIATE" means the Debtor or any corporation, limited liability company or partnership in which the Debtor directly or indirectly owns 50% or more of the equity interest of such entity.

         1.1.3   "ALLOWED CLAIM" means:

                 1.1.3.1 a Claim that has been listed by the Debtor in its Schedules as other than disputed, contingent or unliquidated and as to which the Debtor or the Official Committee has not timely Filed an objection thereto;

                 1.1.3.2 a Claim that either is not a Disputed Claim or has been allowed by a Final Order if a proof of Claim has been filed by the Bar Date or has otherwise been deemed timely Filed under applicable law; or

                 1.1.3.3 a Claim that is allowed: (a) in any Stipulation of Amount and Nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; or (b) in any Stipulation of Amount and Nature of Claim executed on or after the Confirmation Date.

         1.1.4 "ALLOWED . . . CLAIM" means an Allowed Claim in the particular Class(es) or categories described.

         1.1.5 "ALLOWED . . . CLAIM AMOUNT" means the amount of an Allowed Claim in the particular Class(es) or categories described.

         1.1.6 "ALLOWED INTEREST" means an Interest: (a) that is registered as of the Distribution Record Date in a stock register that is maintained by or on behalf of the Debtor and (b) either (i) is not a Disputed Interest or (ii) has been allowed by a Final Order.

         1.1.7 "ASSIGNED LIABILITIES" means the Claims against, and liabilities of, the Debtor to Oyo, GECC, Nynex and TIAA as described in Sections 3.2.3, 5.1.2, the Contingent LC Liabilities and certain unearned revenue and other liabilities and deferred credits on the Debtor's balance sheet (which are approximately $8.5 million as of April 30, 1997).

         1.1.8 "BALLOTS" means the ballots accompanying the Disclosure Statement upon which holders of Impaired Claims or Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

         1.1.9 "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended.

         1.1.10 "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the bankruptcy unit of such United States District Court.

         1.1.11 "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the general and local rules of the Bankruptcy Court, as now in effect or hereafter amended.

         1.1.12 "BAR DATE" means the bar date for Filing proofs of Claim established by an order of the Bankruptcy Court.

         1.1.13 "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         1.1.14 "CAPITAL STOCK" means, collectively, the Old Common Stock, the Old Preferred Stock, the Old Serial Preferred Stock, the Old Series A Preferred Stock, and any other Interest(s) in the Debtor not otherwise classified in Classes 7, 8 or 9.

         1.1.15 "CASH" means cash and cash equivalents.

         1.1.16 "CHAPTER 11 CASE" means the case commenced by the Debtor under chapter 11 of the Bankruptcy Code.

         1.1.17 "CLAIM" means a claim (as defined in section 101(5) of the Bankruptcy Code) against the Debtor.

         1.1.18 "CLASS" means a class of Claims or Interests, as described in
Article III below.

         1.1.19 "CLASS 5 CASH DISTRIBUTION" means the Cash of GGI obtained from Newco pursuant to Section 5.1 and the Newco Asset Purchase Agreement and remaining after GGI makes all payments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.2.1, 3.2.2, 3.2.4, 3.2.6, 5.1.3 and 6.2.2, which shall be distributed to holders of Allowed Class 5 Claims pursuant to Section 3.2.5. A segregated disbursement account for Class 5 shall be established upon the payment of the Newco Asset Purchase Proceeds.

         1.1.20 "CLASS 5 DISBURSEMENT ACCOUNT" means the trust account of the Third-Party Disbursing Agent, established for the holders of Class 5 Claims, into which the Class 5 Cash Distribution shall be deposited. No creditors other than those whose Claims are classified in Class 5 shall have claims to such funds.

         1.1.21 "CLASS 5 RIGHTS" means the Rights to purchase, in the aggregate, 475,000 shares of Newco Common Stock, for an aggregate purchase price of $2,375,000 ($5.00 per share) or shares of stock of any successor to Newco on economically equivalent terms, to be issued and distributed to Eligible Class 5 Claim Holders in accordance with the provisions of Section 3.2.5.

         1.1.22 "CLASS 7 RIGHTS" means the Rights to purchase, in the aggregate, 4,255,000 shares of Newco Common Stock, for an aggregate purchase price of $21,275,000 ($5.00 per share) or shares of stock of any successor to Newco on economically equivalent terms, to be issued and distributed to holders of Allowed Class 7 Interests in accordance with the provisions of Section 3.2.7.

         1.1.23 "CLASS 8 RIGHTS" means the Rights to purchase, in the aggregate, 20,000 shares of Newco Common Stock, for an aggregate purchase price of $100,000 ($5.00 per share) or shares of stock of any successor to Newco on economically equivalent terms, to be issued and distributed to holders of Allowed Class 8 Interests in accordance with the provisions of Section 3.2.8.

         1.1.24  "CONFIRMATION" means the entry of the Confirmation Order.

         1.1.25 "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         1.1.26 "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         1.1.27 "CONTINGENT LC LIABILITIES" means the reimbursement obligations of the Debtor to Wells Fargo Bank, N.A. and the Home Insurance Company.

         1.1.28 "CREDIT" means the nontransferable instrument to be distributed in accordance with Section 3.2.5.4 to each Eligible Class 5 Claim Holder electing to receive a Credit, which instrument shall entitle the holder thereof to receive credit from Newco against the contract price for certain services to be provided to such holder by Newco, in accordance with the terms and conditions of the form of Scrip Agreement attached hereto as Exhibit H, which shall provide, among other things, that the Credit is nontransferable and that the use of the Credit shall be limited to 20% of the contract price per contract of such Eligible Class 5 Claim Holder with Newco.

         1.1.29 "DIP FINANCING FACILITY" means the postpetition credit facility extended by Foothill to the Debtor under section 364 of the Bankruptcy Code in accordance with the terms and conditions set forth in the DIP Financing Orders.

         1.1.30 "DIP FINANCING FACILITY CLAIM" means any and all amounts owed to Foothill under the DIP Financing Facility.

         1.1.31 "DIP FINANCING ORDERS" means (a) the Joint Stipulation and Agreed Order Authorizing Interim Financing, Granting Senior Liens and Priority Administrative Expense Status, Providing for

Adequate Protection, Modifying Automatic Stay, and Authorizing the Debtor to Enter into Agreements with Foothill Capital Corporation, entered on December 6, 1996, (b) the Joint Stipulation and Agreed Order Authorizing Final Financing, Granting Senior Liens and Priority Administrative Expense Status, Providing for Adequate Protection, Modifying Automatic Stay, and Authorizing the Debtor to Enter into Agreement with Foothill Capital Corporation, entered on February 4, 1997 and (c) the Order Authorizing Debtor to Enter into First Amendment to Final Financing Order, entered on April 9, 1997.

         1.1.32 "DISBURSING AGENT" means GGI, in its capacity as Disbursing Agent, or any Third-Party Disbursing Agent.

         1.1.33 "DISCLOSURE STATEMENT" means the Disclosure Statement of even date herewith, as amended, modified or supplemented (and all exhibits or schedules annexed thereto or referenced therein), which relates to the Plan, and which shall be prepared and distributed in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

         1.1.34 "DISPUTED CLAIM" means, for the purpose of receiving distributions pursuant to the Plan:

                 1.1.34.1 a Claim as to which, if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law and such Claim has been scheduled by the Debtor in its schedule of liabilities as other than disputed, contingent or unliquidated, the Debtor or the Official Committee has Filed an objection by the date of the first distribution under Article VII; or

                 1.1.34.2 a Claim as to which, if a proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law, an objection has been timely Filed by the Debtor or any other party in interest and such objection has not been withdrawn on or before any date fixed by the Plan or order of the Bankruptcy Court for Filing such objections and such objection has not been ruled upon by a Final Order. For the purpose of receiving distributions pursuant to the Plan, a Claim or Claims asserted in a proof of Claim shall be considered a Disputed Claim to the extent that an objection is timely Filed to any portion of such Claim or Claims.

         1.1.35 "DISPUTED INTEREST" means any Interest as to which the Debtor has listed in its Schedules as disputed, interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or any Interest otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or ruled upon by a Final Order.

         1.1.36 "DISTRIBUTION DATE" means the last Business Day of the calendar quarter ending not less than 30 days following the Newco Cash Payment Deadline and the last Business Day of each calendar quarter thereafter, through and including the Final Distribution Date.

         1.1.37 "DISTRIBUTION RECORD DATE" means the close of business on the Business Day immediately preceding the Effective Date.

         1.1.38 "DOCUMENT REVIEWING CENTERS" means (a) Scott, Douglass, Luton & McConnico, L.L.P., 600 Congress, #1500, Austin, Texas 78701; (b) King & Pennington, L.L.P., 3100 South Tower, Pennzoil Plaza, 711 Louisiana Street, Houston, Texas 77002; (c) Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601-1692; (d) Grant Geophysical, Inc., 16850 Park Row, Houston, Texas 77084 and (e) Young, Conaway, Stargatt & Taylor, Rodney Square North, 11th Floor, P.O. Box 391, Wilmington Delaware 19899-0391.

         1.1.39 "EALP" means Elliott Associates, L.P., a Delaware limited partnership.

         1.1.40 "EFFECTIVE DATE" means a Business Day, as determined by the EALP and the Debtor, after all conditions to the Effective Date set forth in Section
9.2 have been satisfied or waived (if available) pursuant to and subject to Sections 9.3 and 9.4.

         1.1.41 "ELIGIBLE CLASS 5 CLAIM HOLDER" means any holder of an Allowed Class 5 Claim as of the Effective Date.

         1.1.42 "EQUIPMENT PURCHASE OPTIONS" means, collectively, (a) the Macha Purchase Options, (b) the Green Tree Purchase Option, (c) the Forum Financial Purchase Option and (d) the Winthrup Resources Purchase Option.

         1.1.43 "ESTATE" means the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

         1.1.44 "FILE," "FILED" OR "FILING" means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case.

         1.1.45 "FINAL DISTRIBUTION DATE" means the date the Disbursing Agent makes a final distribution to holders of Allowed Claims and Interests as provided in Articles VII and VIII below, which shall be the first Distribution Date occurring after the date all Disputed Claims have been resolved by Final Order.

         1.1.46 "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired, and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been dismissed or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         1.1.47 "FOOTHILL" means Foothill Capital Corporation, a California corporation.

         1.1.48 "FOOTHILL CLAIM" means, collectively, all of the Claims of Foothill, but excluding any DIP Financing Facility Claims.

         1.1.49 "FORUM FINANCIAL PURCHASE OPTION" means the option of the Debtor to purchase assets leased to the Debtor pursuant to that certain Amendment to Master Lease Agreement No. 3300 with Forum Financial Group, Inc., on the terms and conditions set forth therein, which was approved by the Bankruptcy Court prior to Confirmation; provided, however, that EALP or Newco shall pay any amounts required to be paid to Forum Financial Group, Inc. to the extent that the Equipment Purchase Option exceeds what the Debtor would be required to pay on account of Forum's Secured Claim or required secured financing payments.

         1.1.50 "GECC" means General Electric Capital Corporation.

         1.1.51 "GECC LEASE ASSUMPTION ORDER" means the Joint Stipulation and Agreed Order Authorizing Assumption of Master Lease Agreement with GECC as Lessor and Grant Geophysical, Inc. as Lessee, Approving Sublease to 3-D Geophysical, Inc. and Providing for Payment of Arrearages and Additional Rent to Cure Lease, which was entered by the Bankruptcy Court on May 27, 1997.

         1.1.52 "GENERAL UNSECURED CLAIM" means any Claim which is not an Administrative Claim, Priority Claim, Priority Tax Claim, Subordinated Claim or Secured Claim.

         1.1.53 "GGI" means the Debtor on and after the Effective Date.

         1.1.54 "GREEN TREE PURCHASE OPTION" means the option of the Debtor to purchase assets leased to the Debtor pursuant to that certain Lease With Green Tree Vendor Services Corporation, on the terms and conditions set forth therein, which was approved by the Bankruptcy Court prior to Confirmation.

         1.1.55 "IMPAIRED . . ." means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.1.56 "INTEREST" means, collectively, the rights of holders of Capital Stock, including redemption rights, dividend rights and liquidation preferences.

         1.1.57 "MACHA PURCHASE OPTIONS" means the options of the Debtor to purchase the equipment leased to the Debtor pursuant to that certain Master Equipment Purchase Agreement between the Debtor and Macha Equipment Corporation and that certain Master Equipment Lease Agreement between the Debtor and Macha International, Inc., on the terms and conditions set forth therein, which were approved by the Bankruptcy Court prior to Confirmation.

         1.1.58 "MASTER BALLOTS" means the master ballots accompanying the Disclosure Statement upon which the acceptance or rejection of the Plan by holders of Impaired Claims and Interests shall be indicated in accordance with the Voting Instructions.

         1.1.59 "NEWCO" means a corporation incorporated under the laws of the State of Delaware formed and controlled by EALP, in which substantially all of the assets of the Debtor shall be vested, and to which certain explicitly specified liabilities of the Debtor shall be assigned, pursuant to Article 5 and the Newco Asset Purchase Agreement.

         1.1.60 "NEWCO ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement by and between the Debtor and Newco, a copy of which is appended hereto as Exhibit A.

         1.1.61 "NEWCO ASSET PURCHASE PROCEEDS" means $47.5 million in Cash to be paid to GGI pursuant to Section 5.1.1.4 and the Newco Asset Purchase Agreement.

         1.1.62 "NEWCO BYLAWS" means the Bylaws of Newco, which shall be substantially in the form set forth in Exhibit C.

         1.1.63 "NEWCO CASH PAYMENT DEADLINE" means the earlier of (a) the Rights Expiration Date and (b) December 31, 1997.

         1.1.64 "NEWCO CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of Newco, which shall be in substantially the form set forth in Exhibit B.

         1.1.65 "NEWCO COMMON STOCK" means the 9,737,500 shares of Common Stock of Newco to be issued and outstanding (including treasury stock) immediately after the Effective Date, which shares shall be authorized, fully prepaid and nonassessable, pursuant to the Newco Certificate of Incorporation.

         1.1.66 "NEWCO COMMON STOCK REGISTRATION RIGHTS AGREEMENT" means that certain agreement to be entered into on the Effective Date by Newco and EALP or an affiliate of EALP designated by EALP, which shall be substantially in the form set forth in Exhibit E.

         1.1.67 "NEWCO CREDIT FACILITY" means the facility providing for not less than $5 million in working capital to be provided to Newco pursuant to the terms and conditions of the Newco Credit Facility Agreement.

         1.1.68 "NEWCO CREDIT FACILITY AGREEMENT" means the agreement to be entered into on the Effective Date by and between Newco and EALP or a third party acceptable to EALP, pursuant to which

EALP or such third party will provide Newco with the Newco Credit Facility on terms and conditions mutually acceptable to EALP and Newco.

         1.1.69 "NEWCO CREDIT FACILITY DOCUMENTS" means the Newco Credit Facility Agreement and all documents executed in connection therewith.

         1.1.70 "NYNEX" means Nynex Credit Corporation.

         1.1.71 "NYNEX LEASE ASSUMPTION ORDER" means the Stipulation Assuming Lease, Providing Adequate Protection and Adequate Assurance of Future Performance and Modifying Automatic Stay, which was entered by the Bankruptcy Court on May 27, 1997.

         1.1.72 "OFFICIAL COMMITTEE" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code or any successor appointed by the Official Committee to administer the distributions as provided in the Plan.

         1.1.73 "OLD $2.4375 PREFERRED STOCK" means the $2.4375 Convertible Exchangeable Preferred Stock issued by the Debtor and outstanding immediately prior to the Effective Date.

         1.1.74 "OLD COMMON STOCK" means the common stock issued by the Debtor and outstanding immediately prior to the Effective Date.

         1.1.75 "OLD JUNIOR PREFERRED STOCK" means the Junior Preferred Stock issued by the Debtor and outstanding immediately prior to the Effective Date.

         1.1.76 "OLD PREFERRED STOCK" means, collectively, the Old $2.4375 Preferred Stock and Old Junior Preferred Stock.

         1.1.77 "OLD SERIAL PREFERRED STOCK" means the Serial Preferred Stock authorized but unissued by the Debtor immediately prior to the Effective Date.

         1.1.78 "OLD SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock authorized but unissued by the Debtor immediately prior to the Effective Date.

         1.1.79 "OTHER IDENTIFIED SECURED CLAIMS" means, collectively, the Secured Claims against the Debtor held by Input/Output, Inc., Madeleine, L.L.C. and Fairfield Industries, Inc.

         1.1.80 "OYO" means Oyo Geospace Corporation.

         1.1.81 "OYO OBLIGATIONS" means the obligations of the Debtor to Oyo pursuant to the Stipulation and Order Concerning Adequate Protection and Related Matters for Secured Claim of Oyo Geospace Corporation, which was entered by the Bankruptcy Court on April 29, 1997.

         1.1.82 "PETITION DATE" means December 6, 1996.

         1.1.83 "PLAN" means this chapter 11 plan of reorganization of Grant Geophysical, Inc. and all Exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented.

         1.1.84 "POSTPETITION SECURED CLAIMS" means the Claims of (a) Leica, Inc., (b) Macha Equipment Corporation other than Claims arising out of the exercise of the Macha Purchase Options and (c) GeoSpace Canada Inc.

         1.1.85 "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code and that is not an Administrative Claim or a Priority Tax Claim.

         1.1.86 "PRIORITY TAX CLAIM" means a Claim of a governmental unit that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

         1.1.87 "PROFESSIONAL" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

         1.1.88  "PRO RATA" means:

                 1.1.88.1 so that with respect to an Allowed Class 5 Claim, the ratio of (i)(a) the amount of the Cash to be distributed on account of a particular Allowed Class 5 Claim to (b) the amount of such Allowed Class 5 Claim, is the same as the ratio of (ii)(a) the amount of the Cash to be distributed on account of all Allowed Class 5 Claims to (b) the aggregate amount of Allowed Class 5 Claims;

                 1.1.88.2 so that, with respect to an Eligible Class 5 Claim Holder, the ratio of (i)(a) the number of Class 5 Rights to be distributed on account of a particular Eligible Class 5 Claim Holder's Claim to (b) the amount of such Eligible Class 5 Claim Holder's Claim, is the same as the ratio of (ii)(a) the number of Class 5 Rights to be distributed on account of all Eligible Class 5 Claim Holders' Claims to
         (b) the aggregate amount of Eligible Class 5 Claim Holders' Claims.

                 1.1.88.3 so that, with respect to an Allowed Class 7 Interest, the ratio of (i)(a) the number of Class 7 Rights to be distributed on account of a particular Allowed Class 7 Interest to (b) the amount of such Allowed Class 7 Interest, is the same as the ratio of (ii)(a) the number of Class 7 Rights to be distributed on account of all Allowed Class 7 Interests to (b) the number of all Allowed Class 7 Interests;

                 1.1.88.4 so that, with respect to an Allowed Class 8 Interest, the ratio of (i)(a) the number of Class 8 Rights to be distributed on account of a particular Allowed Class 8 Interest to (b) the amount of such Allowed Class 8 Interest, is the same as the ratio of (ii)(a) the number of Class 8 Rights to be distributed on account of all Allowed Class 8 Interests to (b) the number of all Allowed Class 8 Interests;

                 1.1.88.5 when used with reference to distributions of the Reorganization Investment Yield, the ratio, as of the date upon which the distribution of the Reorganization Investment Yield is made, of (i)
         (a) the portion of the Reorganization Investment Yield to be distributed to the Holder of an Allowed Claim pursuant to Articles VII and VIII of the Plan to (b) the aggregate amount of the Reorganization Investment Yield is the same as the ratio of (ii) (a) the Allowed Amount of such Claim to (b) the sum of the aggregate amount of the Claims which are Disputed and the aggregate amount of Claims on account of which distributions are undeliverable.

         1.1.89 "REGISTRATION STATEMENT" means that certain registration statement relating to the Rights and the stock available to be purchased thereunder, which will be filed by Newco or any successor to Newco with the United States Securities and Exchange Commission pursuant to Section 5 of the Securities Act.

         1.1.90 "REORGANIZATION INVESTMENT YIELD" means the net yield earned by the Disbursing Agent from the investment of Cash held pending distribution pursuant to the Plan, which investment shall be in a manner mutually acceptable to GGI and the Official Committee.

         1.1.91 "RIGHTS" means the uncertificated, nontransferable rights, exercisable to purchase, in the aggregate, 4,750,000 shares of Newco Common Stock for an aggregate purchase price of $23,750,000 ($5.00 per share) or shares of stock of any successor to Newco on economically equivalent terms.

         1.1.92 "RIGHTS AGENT" means any entity designated by Newco or any successor to Newco to act as Newco's or such successor's agent in connection with the Rights Offering.

         1.1.93 "RIGHTS EXERCISE NOTICE" means the form of exercise notice which will provide for the exercise of the Rights by each holder thereof.

         1.1.94 "RIGHTS EXERCISE PERIOD" means the period commencing as soon as is practicable following the later of the (a) the Effective Date and (b) the effective date of the Registration Statement, and concluding on the Rights Expiration Date.

         1.1.95 "RIGHTS EXPIRATION DATE" means the date occurring 45 days after the commencement of the Rights Exercise Period.

         1.1.96 "RIGHTS OFFERING" means the issuance of Rights to holders of certain Claims and Interests as set forth under Section 5.3.

         1.1.97 "RIGHTS OFFERING COMMON STOCK" means the stock that is subject to purchase upon the exercise of the Rights.

         1.1.98 "SCHEDULES" means, collectively, the: (a) schedules of assets and liabilities and the statements of financial affairs, if any, Filed by the Debtor in the Chapter 11 Case, pursuant to section 521 of the Bankruptcy Code and the Bankruptcy Rules; and (b) schedule of unliquidated, disputed or contingent Claims, as required by any local rule of the Bankruptcy Court, as such requirements may be modified by any order of the Bankruptcy Court.

         1.1.99 "SCRIP AGREEMENT" means the Scrip Agreement, in substantially the form appended hereto as Exhibit H, to be entered into by and between Newco and each Eligible Class 5 Claim Holder who elects to receive a Credit under the Plan.

         1.1.100 "SECURED CLAIM" means a Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

         1.1.101 "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

         1.1.102 "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other document that the Debtor (or after the Effective Date the Official Committee) has sent or may send to a holder of a Claim that states the Debtor's or Official Committee's position regarding the amount or nature of the holder's Claim and requests such holder's agreement with the Debtor's or Official Committee's position.

         1.1.103 "SUBORDINATED CLAIM" means (a) a Claim for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such claim does not constitute compensation for the Claim holder's actual pecuniary loss, (b) any Claim by any subsidiary or Affiliate of the Debtor, (c) claims subordinated pursuant to Section 8.4 and (d) any Claim subordinated pursuant to section 510 of the Bankruptcy Code by an order of the Bankruptcy Court.

         1.1.104 "TIAA" means the Teachers Insurance and Annuity Association of America.

         1.1.105 "TIAA CLAIM" means, collectively, the Claims of the TIAA.

         1.1.106 "TIAA MORTGAGE" means that each mortgage executed by the Debt or in favor of TIAA.

         1.1.107 "THIRD-PARTY DISBURSING AGENT" means any entity designated by the Debtor or GGI to act as a Disbursing Agent. The Disbursing Agent for Class 5 shall be designated by the Official Committee.

         1.1.108 "UNIMPAIRED CLAIM" means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.1.109 "UNSECURED CREDITORS TRUST" means the trust to be established pursuant to the GGI Creditors Trust and Disbursement Agreement dated as of the Confirmation Date by and among GGI, EALP and the Official Committee and the Trustee named therein, which will be in form and substance satisfactory to the Debtor and the Official Committee and which will be approved by the Bankruptcy Court pursuant to the Confirmation Order.

         1.1.110 "VOTING INSTRUCTIONS" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "Voting and Confirmation of the Plan -- Voting Procedures and Requirements" and accompanying the Ballots and the Master Ballots.

         1.1.111 "WESTGATE" means Westgate International, L.P.

         1.1.112 "WINTHRUP RESOURCES PURCHASE OPTION" means the option of the Debtor to purchase assets leased to the Debtor pursuant to that certain New Lease Agreement with Winthrup Resources Corporation, on the terms and conditions set forth therein, which was approved by the Bankruptcy Court prior to Confirmation.

1.2      RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

         1.2.1   RULES OF INTERPRETATION

         For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented; (d) if the Plan's description of the terms of an Exhibit is inconsistent with the terms of the Exhibit, the terms of the Exhibit shall control; (e) unless otherwise specified, all references in the Plan to Articles, Sections, Clauses and Exhibits are references to Articles, Sections, Clauses and Exhibits of or to the Plan; (f) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, to the extent such rules are not inconsistent with any other provision in this Section 1.2.1, provided however that no documents or Exhibits to the Plan shall be modified after the Confirmation Date except with the written consent of the Official Committee, which shall not be unreasonably withheld.

         1.2.2   COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         1.2.3   GOVERNING LAW

         Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.


                                  ARTICLE  II.

                              UNCLASSIFIED CLAIMS

         In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below in Article II, have not been classified.

2.1      ADMINISTRATIVE CLAIMS

         2.1.1   IN GENERAL

         Subject to the provisions of Sections 2.1.2 and 2.1.3 below with respect to the Administrative Claims bar date and Professionals, respectively, as soon as practicable after the Newco Cash Payment Deadline, each holder of an Allowed Administrative Claim shall receive Cash equal to the amount of such Allowed Administrative Claim, unless such holder and the Debtor or GGI agree to other terms or a Final Order of the Bankruptcy Court provides for other terms; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business, including Administrative Claims of governmental units for taxes, shall be assigned to Newco on the Effective Date pursuant to Section 5.1.1.2 and the Newco Asset Purchase Agreement, and paid, performed or settled by Newco when due in accordance with the terms and conditions of the particular agreements governing such obligations, without the need for holders of such Claims to comply with Section 2.1.2 below.

         2.1.2   BAR DATE FOR ADMINISTRATIVE CLAIMS

         Requests for payment of Administrative Claims must be Filed and served on the Debtor or GGI no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Claims and that do not File and serve a request by such date shall be forever barred from asserting such Claims against the Debtor, GGI or their respective property. Objections to such requests must be Filed and served on GGI and the requesting party no later than 30 days after the date on which the applicable request for payment was Filed.

         2.1.3   PROFESSIONALS

         Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Case) shall File and serve on GGI, the Official Committee, counsel for GGI and counsel for the Official Committee an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date, unless such Filing and service deadline is extended by the Bankruptcy Court. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on GGI, the Official Committee, counsel for GGI and Counsel for the Official Committee, and the requesting Professional or other entity no later than 30 days after the date on which the applicable application for compensation or reimbursement was Filed.

2.2      PRIORITY TAX CLAIMS

         Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the Debtor or GGI, as soon as practicable after the Newco Cash Payment

Deadline, each holder of an Allowed Priority Tax Claim shall receive Cash equal to the amount of such Allowed Priority Tax Claim in full and final satisfaction of such Claims.

2.3      DIP FINANCING FACILITY CLAIMS

         Notwithstanding anything else contained in the Plan or the Confirmation Order, or any amendments thereto, and notwithstanding the confirmation of the Plan, the holder of the DIP Financing Facility Claim, which is a secured Administrative Claim, shall be entitled to all of the liens, protections, benefits, and priorities granted under the DIP Financing Orders. All such liens, protections, benefits, and priorities shall continue until the DIP Financing Facility Claim is indefeasibly paid in full, which secured Administrative Claim, by reason of the DIP Financing Orders, (a) is allowed and payable in its entirety, (b) includes principal, accrued but unpaid interest and attorneys' fees, costs, and expenses through the date of full and indefeasible payment of the DIP Financing Facility Claim (subject to the terms and conditions in the DIP Financing Orders regarding attorneys' fees and expenses), and (c) is secured by reason of the first, valid, prior, and perfected liens and security interest granted under, or in connection with the Foothill Loan Documents (as defined in the DIP Financing Orders) and confirmed by the DIP Financing Orders (except as otherwise provided under the DIP Financing Orders and the Ratification and Amendment Agreement, as defined therein.) All payments of the DIP Financing Facility Claim through the Effective Date shall be deemed to have been indefeasibly paid. All amounts owing with respect to the DIP Financing Facility Claim as of the Effective Date shall be paid in full in Cash on the Effective Date.

2.4      POST-PETITION SECURED CLAIMS

         As soon as practicable after the Newco Cash Payment Deadline, each holder of a Postpetition Secured Claim shall receive Cash equal to the amount of such Claims, in full and final satisfaction of such Claim.

2.5      EXERCISE OF EQUIPMENT PURCHASE OPTIONS

         As soon as practicable after the Newco Cash Payment Deadline, GGI shall exercise the Equipment Purchase Options. All payments required to be made upon exercise of the Equipment Purchase Options shall be made by GGI. Title to all assets purchased by GGI pursuant to the Equipment Purchase Options shall automatically be transferred to, and shall vest in, Newco, pursuant to Section
5.1.1.1 and the Newco Asset Purchase Agreement, without any further action by the Debtor, GGI, Newco or any other party.


                                 ARTICLE  III.

                        CLASSIFICATION AND TREATMENT OF
                        CLASSIFIED CLAIMS AND INTERESTS

         All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes described below. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

3.1      SUMMARY



          Class                              Status
          Class 1 - Priority Claims          Unimpaired - not entitled to vote
          Class 2 - Foothill Claim           Unimpaired - not entitled to vote

          Class                                       Status

          Class 3 - Assigned Secured Claims           Impaired - entitled to vote

          Class 4 - Other Secured Claims              Unimpaired - not entitled to vote

          Class 5 - General Unsecured Claims Over     Impaired - entitled to vote
          $500

          Class 6 - General Unsecured Claims of       Impaired - entitled to vote
          $500 and Under

          Class 7 - Interests of holders of Old       Impaired - entitled to vote
          $2.4375 Preferred Stock

          Class 8 - Interests of holders of Old       Impaired - entitled to vote
          Junior Preferred Stock

          Class 9 - Interests of holders of           Old Impaired - deemed to have rejected the
          Common Stock                                Plan

          Class 10 - Interests in the Debtor Not      Impaired - deemed to have rejected the
          Otherwise Classified                        Plan

          Class 11 - Subordinated Unsecured Claims    Impaired - deemed to have rejected the
                                                      Plan


3.2      CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         3.2.1   CLASS 1 - PRIORITY CLAIMS

                 Classification:  Class 1 consists of all Priority Claims.
                 Treatment:  As soon as practicable after the Newco Cash
         Payment Deadline, each holder of an Allowed Class 1 Claim shall receive Cash equal to the amount of such Claim, unless the holder of such Claim and GGI agree to a different treatment. Any Allowed Class 1 Claim not due and owing on the Newco Cash Payment Deadline will be paid in full in Cash by GGI when such Claim becomes due and owing.

                 Voting: Class 1 is unimpaired and the holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

         3.2.2   CLASS 2 - FOOTHILL CLAIMS

                 Classification:  Class 2 consists of all Foothill Claims.
                 Treatment: All payments of the Foothill Claim made prior to the Effective Date shall be deemed to be paid indefeasibly. Any portion of the Foothill Claim unpaid as of the Effective Date shall be paid in full in Cash on the Effective Date. Notwithstanding anything else contained in the Plan or the Confirmation Order, or any amendments thereto, and notwithstanding the confirmation of the Plan, Foothill, as the holder of the Foothill Claim, shall be entitled to all of the liens, protections, benefits, and priorities granted to it or confirmed by the DIP Financing Orders. All such liens, protections, benefits, and priorities granted to Foothill in the DIP Financing Orders shall continue until the Foothill Claim is indefeasibly paid in full, which Claim, by reason of the DIP Financing Orders (i) is payable in its entirety, (ii) includes unpaid principal and accrued but unpaid interest to the date of indefeasible payment of the Foothill Claim, and
         (iii) is secured by reason of the first, valid, prior, and perfected liens and security interest granted under or in connection with, the Foothill Loan Documents (as defined in the DIP Financing Orders) and confirmed by the DIP Financing Orders (except as otherwise provided under the DIP Financing Orders and the Ratification and Amendment Agreement, as defined therein).

                 Voting: Class 2 is unimpaired and the holder of Claims in Class 2 is not entitled to vote to accept or reject the Plan.

         3.2.3   CLASS 3 - ASSIGNED SECURED CLAIMS

                 Classification:  Class 3 consists of the TIAA Claim.

                 Treatment: The Debtor's liabilities arising out the TIAA Claim shall be assigned to and assumed by Newco pursuant to Section
         5.1.1.2 and the Newco Asset Purchase Agreement, on the terms and conditions, set forth below:

                 3.2.3.1 TIAA Claim. The holder of the TIAA Claim shall receive, in full and final satisfaction of such Claim, (a) as soon as practicable after the Newco Cash Payment Deadline, Cash equal to the aggregate amount of prepetition and postpetition arrearages (exclusive of any penalties, default interest or other charges) from Newco and (b) deferred Cash payments by Newco equal to the amount of principal and interest due under the TIAA Mortgage. TIAA shall retain the liens securing the TIAA Claim to secure such deferred Cash payments, and shall have no claims against GGI or the funds paid by Newco pursuant to
         Section 5.1.1.4.

                 Voting: Class 3 is impaired and the holders of Allowed Claims in Class 3 are entitled to vote to accept or reject the Plan.

         3.2.4   CLASS 4 -  OTHER IDENTIFIED SECURED CLAIMS

                 Classification: Class 4 consists of Other Identified Secured Claims.

                 Treatment: As soon as practicable after the Newco Cash Payment Deadline, each holder of an Allowed Class 4 Claim shall receive Cash in an amount equal to such Allowed Class 4 Claim. Allowed Class 4 Claims shall include all interest, fees, and expenses accrued under the respective contractual provisions for each such Claim through the date such Claim is actually paid. Other Identified Secured Claims are the following:

                 3.2.4.1 The Input/Output Claim. The holder of the Claims of Input/Output, Inc. shall receive, as soon as practicable after the Newco Cash Payment Deadline, Cash equal to the allowed amount of such Claims (which do not include obligations under leases of Input/Output designated for assumption or rejection under the Plan.)

                 3.2.4.2 The Madeleine Claim. The holder of the Claims of Madeleine, L.L.C. shall receive as soon as practicable after the Newco Cash Payment Deadline, Cash equal to the allowed amount of such Claims.

                 3.2.4.3 The Fairfield Claim. The holder of the Claims of Fairfield Industries, Inc., shall receive, as soon as practicable after the Newco Cash Payment Deadline, Cash equal to $168,175 in full and final satisfaction of such Claims.

                 Voting: Class 4 is unimpaired and the holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

                 3.2.5 CLASS 5 - GENERAL UNSECURED CLAIMS OVER $500

                 Classification: Class 5 consists of all General Unsecured Claims that exceed $500 in amount.

                 Treatment:

                 3.2.5.1 Rights Offering. On the commencement of the Rights Exercise Period, and subject to the provisions of Section 5.3, each Eligible Class 5 Claim Holder shall receive its Pro Rata share of the Class 5 Rights. Any Class 5 Rights distributed pursuant to this Section
         3.2.5.1 must be exercised in accordance with the provisions of Section
         5.3. Holders of Allowed Class 5 Claims that are not Eligible Class 5 Claim Holders shall not receive any Rights.

                 3.2.5.2 Class 5 Cash Distribution. As soon as practicable after the Newco Cash Payment Deadline, each holder of an Allowed Class 5 Claim, in full and final satisfaction of such Claim, shall receive a Pro Rata share of the Class 5 Cash Distribution.

                 3.2.5.3 Claim Reduction Option. Any holder of an Allowed Class 5 Claim may elect on its Ballot to reduce all of such holder's Claims in the aggregate to $500 and receive the same treatment as Allowed Claims in Class 6, which means that such holder shall not receive any Class 5 Rights. Any creditor electing the treatment provided for in Class 6 shall be deemed to have aggregated all of such holder's Claims into a single Claim.

                 3.2.5.4 Credit Option. Any Eligible Class 5 Claim Holder may elect on its Ballot to receive Credits in the amount of such holder's Allowed Class 5 Claim in lieu of the Class 5 Cash Distribution; provided however that the aggregate amount of Credits shall not exceed $2 million. If the aggregate amount of Allowed Claims of Eligible Class 5 Claim Holders electing the Credits exceeds $2 million, Eligible Class 5 Claim Holders that elect to receive the Credits shall receive a proportionate share of Credits and the Class 5 Cash Distribution (based on the amount of Claim not satisfied by the Credits). The Class 5 Cash Distribution that would have been distributed to Eligible Class 5 Claim Holders that elect to receive Credits, if they had not elected to receive Credits, shall be distributed to Newco.

                 Voting: Class 5 is impaired and the holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

         3.2.6   CLASS 6 - GENERAL UNSECURED CLAIMS OF $500 OR LESS

                 Classification: Class 6 consists of all General Unsecured Claims that are $500 or less in amount, provided that no Claims that are the result of a split of a Claim amongst different holders shall be classified in Class 6 and all such Claims shall be classified in Class 5.

                 Treatment: As soon as practicable after the Newco Cash Payment Deadline, each holder of an Allowed Class 6 Claim shall receive, the full amount of such Allowed Claim in Cash.

         3.2.7   CLASS 7 - INTERESTS OF HOLDERS OF OLD $2.4375 PREFERRED STOCK

                 Classification: Class 7 consists of the Interests of holders of Old $2.4375 Preferred Stock.

                 Treatment: On the commencement of the Rights Exercise Period, and subject to the provisions of Section 5.3, each holder of an Allowed Class 7 Interest shall receive, in full and final satisfaction of such Interest, a Pro Rata share of the Class 7 Rights. Any Class 7 Rights distributed pursuant to this Section 3.2.7 must be exercised in accordance with the provisions of

         Section 5.3. EALP, Westgate and any of their respective affiliates that hold Allowed Class 7 Interests shall exercise the Rights distributed to such holders.

                 Voting: Class 7 is impaired and the holders of Allowed Class 7 Interests are entitled to vote to accept or reject the Plan.

         3.2.8   CLASS 8 - INTERESTS OF HOLDERS OF OLD JUNIOR PREFERRED STOCK

                 Classification: Class 8 consists of the Interests of holders of Old Junior Preferred Stock.

                 Treatment: On the commencement of the Rights Exercise Period, and subject to the provisions of Section 5.3, each holder of an Allowed Class 8 Interest shall receive, in full and final satisfaction of such Interest, a Pro Rata share of the Class 8 Rights. Any Class 8 Rights distributed pursuant to this Section 3.2.8 must be exercised in accordance with the provisions of Section 5.3.

                 Voting: Class 8 is impaired and the holders of Allowed Class 8 Interests are entitled to vote to accept or reject the Plan.

         3.2.9   CLASS 9 - INTERESTS OF HOLDERS OF OLD COMMON STOCK

                 Classification: Class 9 consists of the Interests of holders of Old Common Stock.

                 Treatment: The holders of Class 9 Interests shall not receive or retain any property under the Plan on account of such Interests.

                 Voting: Class 9 is impaired and because no distribution of property will be made to holders of Class 9 Interests, nor will such holders retain any property, Class 9 is deemed to not have accepted the Plan.

         3.2.10  CLASS 10 - INTERESTS IN THE DEBTOR NOT OTHERWISE CLASSIFIED

                 Classification: Class 10 consists of the Interests in the Debtor that are not otherwise classified in Classes 7, 8 or 9, including, without limitation, Old Series A Preferred Stock, Old Serial Preferred Stock and all options, warrants or any other right to purchase or receive Old Common Stock or Old Preferred Stock.

                 Treatment: The holders of Class 10 Interests shall not receive or retain any property under the Plan on account of such Interests.

                 Voting: Class 10 is impaired and because no distribution of property will be made to holders of Class 10 Interests, nor will such holders retain any property, Class 10 is deemed not to have accepted the Plan.

         3.2.11  CLASS 11 - SUBORDINATED CLAIMS

                 Classification:  Class 11 consists of all Subordinated Claims.

                 Treatment: The holders of Class 11 Claims shall not receive or retain any property under the Plan on account of such Claims.

                 Voting: Class 11 is impaired and because no distribution of property will be made to holders of Class 11 Claims, nor will such holders retain any property, Class 11 is deemed to have rejected the Plan.

3.3      SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

         Except as otherwise provided in the Plan, nothing shall affect the Debtor's or GGI's rights and legal and equitable defenses in respect of any Unimpaired Claim, including but not limited to all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

3.4      ACCRUAL OF POSTPETITION INTEREST

         No holder of a Priority Tax Claim, a Priority Claim or an Allowed Claim (other than a holder of an Administrative Claim based on liability incurred by the Debtor in the ordinary course of business that is entitled to interest pursuant to the terms and conditions of the agreements giving rise to such Administrative Claim) will be entitled to any payments or additional distributions on account of postpetition interest in respect of such Claims.

                                  ARTICLE IV.

                      ACCEPTANCE OR REJECTION OF THE PLAN

4.1      VOTING CLASSES

         Each holder of an Allowed Class 3, 5 or 6 Claim or an Allowed Class 7 or 8 Interest shall be entitled to vote to accept or reject the Plan.

4.2      ACCEPTANCE BY IMPAIRED CLASSES

         An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

4.3      PRESUMED ACCEPTANCE OF PLAN

         Classes 1, 2 and 4 are unimpaired under the Plan, and, therefore, conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

4.4      DEEMED NON-ACCEPTANCE OF PLAN

         Holders of Class 11 Claims and Class 9 and 10 Interests shall not receive or retain any property under the Plan on account of their Claims or Interests, and therefore, Classes 9, 10 and 11 are deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

4.5      NON-CONSENSUAL CONFIRMATION

         The Proponents will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code in view of the deemed non-acceptance by Classes 9, 10 and
11. In the event that any Impaired Class of Claims or Interests does not accept the Plan in accordance with section 1126 of the Bankruptcy Code, the Proponents hereby request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b)
of the Bankruptcy Code. The Proponents reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.


                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

5.1 PURCHASE OF DEBTOR'S ASSETS BY NEWCO, ASSUMPTION OF LIABILITIES BY NEWCO, LIQUIDATION OF GGI

         5.1.1   PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES BY NEWCO

                 5.1.1.1 Purchase of Assets. On the Effective Date, pursuant to this Section 5.1.1.1 and the Newco Asset Purchase Agreement, all assets of the Estate other than as specifically set forth on Exhibit D to the Plan, including without limitation all Cash of the Debtor, any right of the Debtor to any future credits from any third party, any assets purchased upon GGI's exercise of the Equipment Purchase Options and all claims and rights of action not released pursuant to Sections
         5.6.1.1 and 5.6.1.2 or retained by GGI pursuant to Section 5.6.1.3, shall be purchased by, and shall vest in, Newco, free and clear of all Claims, Interests, liens and charges arising prior to the Effective Date, other than as specifically set forth in Sections 5.1.1.2 and 5.7. Assets of the Estate listed on Exhibit D shall vest in GGI.

                 5.1.1.2 Assumption of Liabilities. On the Effective Date, pursuant to this Section 5.1.1.2 and the Newco Asset Purchase Agreement, all Assigned Liabilities and all Administrative Claims representing obligations incurred in the ordinary course of the Debtor's business shall be assigned to and assumed by Newco. Except as noted elsewhere in the Plan, no other liabilities of the Estate shall be assigned to and assumed by Newco.

                 5.1.1.3 Assignment of Leases and Contracts. Pursuant to Section 6.2, on the Effective Date, all executory contracts and unexpired leases listed on Exhibit F shall be assumed and assigned to Newco.

                 5.1.1.4 Payment by Newco. Pursuant to this Section 5.1.1.4 and the Newco Asset Purchase Agreement, Newco shall pay GGI $47,500,000 in Cash, which shall be paid not later than the Newco Cash Payment Deadline; provided however that Newco shall pay GGI that portion of such Cash necessary to allow GGI to satisfy its obligations under Sections 2.3 and 3.2.2 on the Effective Date; provided further that EALP shall be obligated to make such payments and assume the liabilities in Section 5.1.1.2 if Newco fails to do so. At the Confirmation hearing, the Debtor, Newco, EALP, and the Official Committee shall advise the Bankruptcy Court of the amount of such funds that shall initially be paid directly to the Unsecured Creditors Trust on the Newco Cash Payment Deadline.

         5.1.2   CERTAIN ASSIGNED LIABILITIES

                 5.1.2.1 Assignment of GECC Master Lease Agreement. Notwithstanding anything contained in the Plan, the terms of the GECC Lease Assumption Order are expressly incorporated herein by reference. All obligations of the Debtor under the GECC Lease Assumption Order shall be, on the Effective Date, assigned to Newco pursuant to Section
         5.1.1.2 and the Newco Asset Purchase Agreement, and neither the Debtor, GGI, nor any funds paid by Newco to GGI or the Disbursing Agent shall be subject to claims arising therefrom.

                 5.1.2.2 Assignment of Nynex Master Lease Agreement. Notwithstanding anything contained in the Plan, the terms of the Nynex Lease Assumption Order are expressly incorporated herein by reference. All obligations of the Debtor under the Nynex Lease Assumption Order shall be, on the Effective Date, assigned to Newco pursuant to Section 5.1.1.2 and the Newco Asset Purchase Agreement, and neither the Debtor, GGI, nor any funds paid by Newco to GGI or the Disbursing Agent shall be subject to claims arising therefrom.

                 5.1.2.3 Assignment of the Oyo Obligations. Notwithstanding anything contained in the Plan, the Oyo Obligations are expressly incorporated herein by reference shall be, on the Effective Date, assumed by and assigned to Newco pursuant to Section 5.1.1.2 and the Newco Asset Purchase Agreement, and neither the Debtor, GGI, nor any funds paid by Newco to GGI or the Disbursing Agent shall be subject to claims arising therefrom.

         5.1.3 LIQUIDATION OF GGI; FINAL ORDER AND DISSOLUTION

         GGI will continue to exist after the Effective Date with only the powers of corporations under the general corporation law of Delaware that are necessary to implement the provisions of the Plan relating to (i) distributions pursuant to Section 7.2, (ii) claim objections pursuant to Section 8.1 or (iii) such other duties pursuant to the Plan with the agreement of the Official Committee or as ordered by the Bankruptcy Court; its business purpose will be to conduct an orderly distribution of the proceeds of the sale of its assets; it will not engage in new business or incur liabilities except in connection with the foregoing business purpose. Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all property of the Estate of the Debtor not vested in or assigned to Newco or released pursuant to this Plan, and any property acquired by the Debtor or GGI under or in connection with the Plan, including the right to receive the Newco Asset Purchase Proceeds, shall vest in GGI. On and after the Effective Date, GGI shall distribute its assets to holders of Allowed Claims and Interests as set forth in this Plan (subject to the provisions for distributions in Article VII) and only the Official Committee may compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, GGI may pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court upon written notice to the Committee (any dispute with respect to which shall be resolved by the Bankruptcy Court). GGI shall not take any actions not contemplated in this Plan absent the consent of the Official Committee or an order of the Bankruptcy Court. As soon as practicable after the Final Distribution Date, GGI shall file a request for entry of a final decree concluding this Chapter 11 Case. Upon entry of the final decree, GGI shall be deemed dissolved and shall cease to exist for any purpose without any further corporate action.

5.2      THE RESTRUCTURING TRANSACTIONS

         5.2.1 CANCELLATION OF CAPITAL STOCK; SURRENDER OF SECURITIES AND OTHER DOCUMENTATION

         On the Effective Date, the Capital Stock (whether issued and outstanding or held in the treasury of the Debtor immediately prior to the Effective Date) shall be deemed to be cancelled, extinguished, retired and of no further force and effect, in all events without any further action on the part of the Debtor, GGI, the holders of Capital Stock, EALP, Newco or any other entity. The holders of such canceled securities and other documentation shall have no rights arising from or relating to such securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan shall be made to or on behalf of any holder of any Allowed Claim or Allowed Interest evidenced by such canceled securities or other documentation unless or until such securities or documentation are received by the Disbursing Agent pursuant to Section 7.8 below.

         5.2.2   GGI'S OBLIGATIONS UNDER THE PLAN

         From and after the Effective Date, GGI will perform the obligations of the Debtor under the Plan.

         5.2.3 CAPITALIZATION OF NEWCO, ISSUANCE OF SECURITIES AND RELATED DOCUMENTATION

                 5.2.3.1 Formation of Newco. On the Effective Date, EALP shall cause Newco to be formed in accordance with Delaware law and to comply with all of EALP's and Newco's obligations under the Plan and the Newco Asset Purchase Agreement, including making the payments thereunder. Newco shall issue the Newco Common Stock.

                 5.2.3.2 Issuance of the Rights. On the commencement of the Rights Exercise Period, the Rights shall be issued to holders of Claims and Interests as set forth in Sections 3.2.5, 3.2.7 and 3.2.8.

                 5.2.3.3 Capitalization of Newco. EALP or any affiliate of EALP designated by EALP shall (i) receive 4,750,000 shares of Newco Common Stock in exchange for capitalizing Newco with $23,750,000 ($5.00 per share) and (ii) receive 237,500 shares of Newco Common Stock as compensation for EALP's obligations set forth in Section 5.2.3.4. Newco's capitalization may, however, be in any structure determined by EALP, provided that Newco and EALP shall continue to be obligated to make the payments set forth in Section 5.1.1.4.

                 5.2.3.4 EALP Guaranty of Rights Offering. EALP or an affiliate of EALP designated by EALP shall purchase for Cash all Rights Offering Shares not purchased by recipients of the Rights under the Plan.

                 5.2.3.5 Newco Common Stock Registration Rights Agreement. On the Effective Date, EALP or any affiliate of EALP designated by EALP and Newco shall be deemed to have entered into the Newco Common Stock Registration Rights Agreement without further action on the part of Newco, EALP, the Debtor, GGI or any other party.

         5.2.4   ESTABLISHMENT OF NEW CREDIT FACILITY

         On the Effective Date, Newco shall enter into the New Credit Facility by entering into the New Credit Facility Documents.

         5.2.5   NAME CHANGE

         Immediately after the Effective Date, Newco shall change its name to Grant Geophysical, Inc. and GGI shall change its name to GGI Liquidating Corporation.

5.3      PROCEDURES FOR EXERCISE OF RIGHTS

         5.3.1 Rights may be exercised by the respective holders thereof at any time during the Rights Exercise Period. Each Right shall entitle the holder thereof to purchase one share of the Rights Offering Common Stock at a price equivalent to the price at which EALP acquires shares of Newco Common Stock pursuant to Section 5.2.3.3. All Rights that are to be exercised by an individual holder must be exercised concurrently. Any exercise of Rights shall be irrevocable after the Rights Expiration Date.

         5.3.2 In order for an exercise of the Rights to be valid and effective, the holder of the Rights seeking to effect such an exercise must have been the holder of the Allowed Claim or Allowed Interest on account of which the Rights were issued and must deliver to the Rights Agent prior to the Rights Expiration Period a properly completed and duly executed Rights Exercise Notice which (i) indicates the number of Rights sought to be exercised and (ii) is accompanied by a certified check or bank draft drawn upon a United States bank or wire transfer in an amount equal to the product of the Rights exercise price and the number of Rights sought to be exercised. The foregoing items will not be deemed to have been timely delivered to the Rights Agent (and thus the attempted exercise of the Rights will not be valid or effective) unless they are actually received by the Rights Agent, at the address specified therefor in the





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



instructions (the "Exercise Instructions") accompanying the form of Rights Exercise Notice to be provided pursuant to Section 5.3.3 below, prior to the Rights Expiration Date and are completed and executed in conformity with the Exercise Instructions.

         5.3.3 In order to facilitate the exercise of the Rights, the Rights Agent will mail, on the date upon which the Rights Exercise Period commences, to each Eligible Class 5 Claim Holder or the holder of an Allowed Class 7 or 8 Interest, a Rights Exercise Notice together with the Exercise Instructions (which will include instructions for the proper completion and due execution of the Rights Exercise Notice and timely delivery thereof, together with instructions for the payment of the applicable aggregate exercise price for the Rights sought to be exercised, to the Rights Agent and may specify other requirements relating to the valid and effective exercise of the Rights). All determinations as to proper completion, due execution timeliness, eligibility and other matters affecting the validity or effectiveness of any attempted exercise of any Rights shall be made by the Rights Agent, whose determination shall be final and binding. The Rights Agent in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right subject to any such defect or irregularity. Deliveries required to be received by the Rights Agent in connection with a purported exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Rights Agent shall have occurred and any defects or irregularities shall have been waived or cured within such time as the Rights Agent may determine in its sole discretion. Neither the Debtor nor the Rights Agent will have any obligation to give notice to any holder of a Right of any defect or irregularity in connection with any purported exercise thereof or incur any liability as a result of any failure to give any such notice.

         5.3.4 As promptly as practicable following the Rights Expiration Date, the Rights Agent will mail, (or cause to be mailed) to each holder of Rights that has sought to exercise Rights, a written statement specifying the number of Rights that were validly and effectively exercised by such holder and the number of shares of stock purchased upon such exercise of such Rights, together with a stock certificate representing the shares of stock so purchased.

5.4 CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS

         5.4.1   NEWCO CERTIFICATE OF INCORPORATION AND BYLAWS

         As of the Effective Date, the Newco Certificate of Incorporation and the Newco Bylaws shall be substantially in the forms of Exhibits B and C, respectively. The Newco Certificate of Incorporation shall, among other things:
(i) prohibit the issuance of nonvoting equity securities, to the extent required by section 1123(a) of the Bankruptcy Code; and (ii) authorize the issuance of Newco Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, Newco may amend and restate the Newco Certificate of Incorporation or Newco Bylaws as permitted by applicable law.

         5.4.2   NEWCO DIRECTORS AND OFFICERS

         Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial directors of Newco will consist of directors designated by EALP prior to Confirmation. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial chief executive officer and chairman of Newco shall be designated by EALP prior to Confirmation. The other officers of Newco will be named prior to Confirmation. All directors of Newco shall serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Newco Certificate of Incorporation and Bylaws. Each officer of Newco will serve from and after the Effective Date until his or her successor is duly appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Certificate of Incorporation and Bylaws.

         5.4.3 EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS; RETIREE HEALTH AND WELFARE BENEFITS

                 5.4.3.1 As of the Effective Date, Newco shall have the authority to (i) enter into employment, retirement, indemnification and other agreements with its active directors, officers and employees and
         (ii) implement retirement income plans, welfare benefit plans and other incentive plans in which directors, officers and other active employees of Newco may be eligible to participate. Such agreements and plans may include equity, bonus and other incentive plans. The Disclosure Statement contains information as to the compensation to be paid to insiders who are the subject of any such agreements, plans or programs currently intended to be implemented.

                 5.4.3.2 From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, to the extent obligated to do so, Newco shall pay all retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) of the Debtor at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to Confirmation, in accordance with the contract or program giving rise to such benefits.

         5.4.4   CORPORATE ACTION

         The distribution of Cash pursuant to the Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and the other matters provided for under the Plan involving action to be taken by or required of the Debtor, GGI, EALP or Newco will occur and be effective as provided herein, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders, directors or partners of the Debtor, GGI, EALP or Newco.

5.5      SOURCES OF CASH FOR PLAN DISTRIBUTIONS

         Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for GGI to make payments pursuant to the Plan shall be obtained from the Newco Asset Purchase Proceeds. Cash payments to be made pursuant to the Plan will be made by GGI or the Disbursing Agent.

5.6      RELEASES AND RELATED MATTERS

         5.6.1   RELEASES BY THE DEBTOR

                 5.6.1.1 Avoidance Actions. As of the Effective Date, the Debtor, GGI and the Official Committee (to the extent applicable) will be deemed to have released and waived all causes of action of the Debtor arising under sections 544, 547, 548, 549 or 550 of the Bankruptcy Code except with respect to claims against any entity in Peru or claims resulting from the Debtor's operations in Peru.

                 5.6.1.2 Other Released Claims and Causes of Action. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, GGI and the Official Committee (to the extent applicable) will be deemed to forever release, waive and discharge all claims, counterclaims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor, GGI or the Official Committee to enforce the Plan and its implementation and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the parties released pursuant to this Section 5.6.1.2, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of a Debtor or its Estate against (i) the Debtor's current officers and directors,
         (ii) the current and former officers, directors and shareholders of EALP, Westgate and Newco, (iii) the respective current and former agents, employees, consultants, advisors, attorneys, accountants and other representatives of the Debtor, EALP, Westgate or Newco (including the respective current and former members and professionals of the foregoing) acting in such capacity, (iv) Foothill and Foothill's current and former employees, officers, directors, agents, advisors, attorneys and representatives, (v) Oyo, Input/Output, Inc. and the Official Committee, and their respective predecessors in interest and
         (vi) EALP, Westgate and their respective affiliates; provided, however, that the Debtor shall not release the persons identified in subclauses
         (i)-(v) of this Section 5.6.1.2 from any claims with respect to (a) any loan, advance or similar receivable due the Debtor from such person or
         (b) any contractual obligation owed by such person to the Debtor.

                 5.6.1.3 Claims and Causes of Action Not Released or Purchased by Newco. Any and all claims or causes of action (other than released pursuant to Sections 5.6.1.1 and 5.6.1.2) (i) against any entity in Peru or Claims resulting from the Debtor's operations in Peru (whether for affirmative recovery or as a defense to a Claim by any such entity) or (ii) the successful prosecution of which would result in no affirmative recovery but rather a Secured Claim becoming a General Unsecured Claim, shall not be released but shall be preserved for the benefit of, and shall vest in, GGI, subject to disposition as agreed to among GGI and the Official Committee. Newco may appear and object with respect to the Official Committee's resolution of claims of or against entities in Peru or arising out of the Debtor's operations in Peru or defenses thereto if Newco believes that any such proposed resolution will negatively impact Newco's business or important business relationships.

         5.6.2   RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

                 5.6.2.1 Holders of Claims. As of the Effective Date, to the fullest extent permitted by applicable law, in consideration for the obligations of the Debtor and GGI under the Plan and the Cash, Rights, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each holder of a Claim that is Impaired under the Plan will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor's or GGI's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder or right of setoff or recoupment, if any), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against the Debtor, the Chapter 11 Case or the Plan against (i) the Debtor, EALP, Westgate and Newco, (ii) the current and former officers, directors and shareholders of the Debtor, EALP, Westgate and Newco or
         (iii) their respective affiliates, agents, advisors, attorneys and representatives (including the respective current and former officers, directors, employees, shareholders and professionals of the foregoing), acting in such capacity.

                 5.6.2.2 Holders of Certain Interests. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the obligations of the Debtor and GGI under the Plan, the Rights, contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold an Interest classified in Classes 7 or 8 will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor's or GGI's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Interests in the Debtor, the Chapter 11 Case or the Plan against: (i) the Debtor, EALP, Westgate and Newco, (ii) the current or former officers, directors and shareholders of the Debtor, EALP, Westgate and Newco or (iii) their respective affiliates, agents, advisors, attorneys and representatives (including the respective current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

                 5.6.2.3 Release of Official Committee. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold a Claim or Interest which is Impaired will be deemed to forever release, waive and discharge all claims, counterclaims, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against or Interests in the Debtor, the Chapter 11 Case or the Plan against the Official Committee, its agents, advisors, attorneys and representatives (including the respective current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

         5.6.3   INJUNCTION RELATED TO RELEASES

         As further provided in Section 11.1, as of the Effective Date, and subject to the provisions of the Confirmation Order, the prosecution, whether directly, derivatively or otherwise, of any claim, counterclaim, demand, debt, right, cause of action, liability or interest released or terminated pursuant to the Plan shall be enjoined.

         5.6.4   LIMITATION ON RELEASES

         Notwithstanding the provisions of this Section 5.6, if and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the releases set forth in the Plan, then the Plan may be confirmed with that portion excised so as to give effect as much as possible to the foregoing releases without precluding confirmation of the Plan.

5.7      RELEASE OF LIENS

         Except as otherwise provided in the Plan or in any contract, instrument, indenture or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estate shall be released, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to Newco and its successors and assigns; provided that liens securing Postpetition Secured Claims and Other Identified Secured Claims shall continue against their respective property until such Claims are paid in full as set forth in the Plan, and provided further that such liens shall automatically be released without any further action by any party upon such payment. Funds paid by Newco to GGI pursuant to Section 5.1.1.4 shall not be subject to any claims or liens by Newco, Newco's creditors or shareholders or the holders of obligations assigned to or assumed by Newco.

5.8 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

         The Chairman of the Board, Chief Executive Officer and any Executive Vice President or Vice President of the Debtor or GGI shall be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan (with the written consent of the Official Committee if such action would have any effect on the Class 5 Cash Distribution). The Secretary or any Assistant Secretary of the Debtor or GGI shall be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code: (1) the issuance, distribution, transfer or exchange of the Rights; (2) the creation, modification, consolidation or recording of any mortgage, deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or in connection with, the Plan or the Confirmation Order; (3) the making, assignment or recording of any lease or sublease; or (4) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any merger agreements or agreements of consolidations, deeds, bills of sale, assignment or other instruments of transfer executed in connection with the Plan, the Confirmation Order or any transaction contemplated in Sections 5.1, 5.2 and 5.3 above, or any transactions arising out of, contemplated by or in any way related to the foregoing, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.


                                  ARTICLE VI.

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1 EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED; BAR DATE FOR REJECTION DAMAGES

         6.1.1   REJECTIONS GENERALLY

         Except as otherwise provided in the Plan, including Section 6.2 below, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor shall reject each executory contract and unexpired lease entered into by the Debtor prior to the Petition Date that has not previously: (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to section 365 of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in this Section 6.1.1, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         6.1.2   BAR DATE FOR REJECTION DAMAGES

         If the rejection of an executory contract or unexpired lease pursuant to Section 6.1.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor, GGI, its successor or properties unless (a) a Stipulation of Amount and Nature of Claim has been entered into and approved by the Bankruptcy Court with respect to the rejection of such executory contract or unexpired lease or (b) a proof of Claim is Filed and served on GGI and the Official Committee and counsel for GGI and the Official Committee within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court.

6.2 EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED AND ASSIGNED; CURE OF DEFAULTS

         6.2.1   ASSUMPTIONS GENERALLY

         Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor shall assume and assign to Newco each of the executory contracts and unexpired leases listed on Exhibit F to the Plan; provided, however, that Newco reserves the right, at any time prior to the Effective Date, to amend Exhibit F (a) to delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant to Section 6.1.1 above or (b) to add any executory contract or unexpired lease thereto, thus providing for its assumption pursuant to this Section 6.2.1. Each contract and lease listed on Exhibit F shall be assumed and assigned only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Exhibit F shall not constitute an admission by the Debtor, GGI or Newco that such contract or lease is an executory contract or unexpired lease or that the Debtor, GGI or Newco has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions and assignments, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         6.2.2   CURE OF DEFAULTS

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of GGI: (a) by payment of the default amount in Cash as soon as practicable after the Newco Cash Payment Deadline or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease; provided however that Newco shall assume the Debtor's cure obligation under (i) the Stipulated Order Resolving (1) Motion to Compel Debtor to Timely Perform Obligations with Respect to Equipment Leases and to Compel Debtor to Decide Whether to Assume or Reject Equipment Leases and (2) Motion for Relief from Automatic Stay filed by Leasing Associates, Inc. - H1 and entered by the Court on March 24, 1997, (ii) the Stipulated Order Resolving Motion to Compel Assumption or Rejection of Lease and for Adequate Protection filed by GE Capital Fleet Services, Inc. and entered by the Court on June 26, 1997 (iii) the TIAA Mortgage and (iv) unexpired leases of the Debtor with Input/Output, Inc. that are assumed pursuant to Section 6.2.1; and provided further that the aggregate amount of cure payments required to be paid in excess of $200,000 (excluding those specifically designated to be paid by Newco), shall be paid by Newco. If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of Newco to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

6.3      SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE MATTERS

         6.3.1 EXISTING EMPLOYMENT, RETIREMENT AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS

         The employment, retirement and other agreements and incentive compensation programs that are listed on Exhibit G to the Plan are treated as executory contracts under the Plan and, on the Effective Date, shall be assumed and assigned to Newco pursuant to sections 365 and 1123 of the Bankruptcy Code, and neither the Debtor, GGI nor their assets shall be subject to any claims thereunder.

         6.3.2   INDEMNIFICATION OBLIGATIONS

         To the extent any indemnification obligation of the Debtor existing as of the Petition Date to any current officer or director of the Debtor constitutes an executory contract, the Debtor shall be deemed to have assumed and assigned to Newco such executory contract as of the Effective Date pursuant to section 365 of the Bankruptcy Code, and neither the Debtor, GGI nor their assets shall be subject to any claims thereunder.

6.4 EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

         Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtor shall be assigned to Newco and shall be performed by Newco in the ordinary course of its business, and neither the Debtor, GGI nor their assets shall be subject to any claims thereunder, unless such contract or lease is listed on Exhibit D to the Plan. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected except for such assignment by entry of the Confirmation Order.


                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

7.1      DISTRIBUTIONS FOR CLAIMS AND INTERESTS ALLOWED AS OF THE EFFECTIVE
         DATE

         7.1.1 Except as otherwise provided in Sections 2.3 and 3.2.2, distributions to be made on account of Claims or Interests that are Allowed as of the Effective Date shall be made as soon as practicable after the Newco Cash Payment Deadline. Distributions shall be deemed made as soon as practicable after the Newco Cash Payment Deadline if made on the Newco Cash Payment Deadline or as promptly thereafter as practicable, but in any event no later than 30 days after the Newco Cash Payment Deadline or such later date when the applicable conditions of Sections 6.1.3 (regarding cure payments for executory contracts and unexpired leases being assumed); 7.3.2 (regarding undeliverable distributions); 7.6.6.2 (regarding arrangements for the satisfaction and payment of tax obligations relating to distributions of Cash or securities pursuant to the Plan); or 5.2 and 7.8 (regarding surrender of canceled debt instruments and securities) are satisfied. Distributions on account of Claims or Interests that are Allowed after the Effective Date shall be made pursuant to Sections 7.6 and
8.3 below.

         7.1.2 On the Newco Cash Payment Deadline, Newco shall pay the Newco Asset Purchase Proceeds in three wire installments: an amount necessary to pay the GGI expenses provided in Section 7.2.1 (the "GGI Expense Portion"), an amount necessary to pay or reserve for all claims to be paid by the Debtor other than those classified in Class 5 (the "GGI Trustee Portion") and an amount equal to the remaining balance (the "Unsecured Creditors Trust Portion"). The GGI Expense Portion and the GGI Trustee Portion shall be in amounts designated at the Confirmation hearing. The Unsecured Creditors Trust Portion shall be not less than $10 million.

         GGI shall hold the GGI Trustee Portion in a trust account for the benefit of all creditors. The Unsecured Creditors Trust shall be for the benefit only of Class 5 Claims. The Official Committee will appoint the initial Trustee for the Unsecured Creditors Trust and such Trustee or the Trust Committee will choose any successor Trustee or members of the Trust Committee without any further order of the Bankruptcy Court.

         GGI as trustee shall pay claims only after providing the Unsecured Creditors Trust five (5) business days notice of the amount, calculation, and recipient of such payment. The Unsecured Creditors Trust then has the opportunity to object; if no objection is filed within five (5) business days, the payment can be made; if an objection is filed, it shall be resolved by the Bankruptcy Court; provided however that GGI shall make the payment to the deadline otherwise provided herein unless the Bankruptcy Court shall order otherwise by such time.

         As soon as reasonably possible after the receipt by GGI of the Newco Asset Purchase Proceeds, GGI as trustee shall adjust its reserves to equal the amount of all claims remaining to be paid by the Debtor that are not Class 5 Claims. The difference between this number and the original GGI Trustee Portion shall be, as soon as reasonably possible, paid to the Unsecured Creditors Trust for distribution in accordance with the terms of that trust. After any claims are disallowed that were previously reserved for by GGI as trustee, GGI as trustee shall pay the amount of reserves freed by such disallowance to the Unsecured Creditors Trust.

         The Unsecured Creditors Trust and/or the Official Committee shall have the right to conduct audits at the expense of the Unsecured Creditors Trust to assure the implementation of this plan and the transactions contemplated in the Plan and the Exhibits. The powers and duties of the Official Committee may be exercised by the Unsecured Creditor Trust.

         7.1.3 From and after the Newco Cash Payment Deadline, Cash to be distributed on account of Claims allowed as of the Effective Date shall be held pending distribution in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the holders of such Claims. The Disbursing Agent shall invest such cash in a manner consistent with the Disbursing Agent's investment and deposit guidelines. Distributions of Cash on account of each Claim allowed as of the Effective Date shall include a Pro Rata share of the Reorganization Investment Yield from such investment of Cash.

7.2      DISTRIBUTIONS BY DISBURSING AGENTS

         7.2.1   DISBURSING AGENTS

         Except as provided in Section 7.3.2 below, the Disbursing Agents shall make all distributions of Cash and Rights required to be distributed under the applicable provisions of the Plan. The Disbursing Agents may employ or contract with other entities to assist in or make the distributions required by the Plan. The Disbursing Agents shall serve without bond, and shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from GGI on terms acceptable to GGI and the Official Committee; provided, however, that GGI shall not or spend or incur liabilities of more than $5000 per month, including salaries, wages and directors' fees, acting as a Disbursing Agent without either
(i) consent of the Official Committee or (ii) approval of the Bankruptcy Court.

7.3      DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         7.3.1   DELIVERY OF DISTRIBUTIONS IN GENERAL

         Distributions to holders of Allowed Claims or Allowed Interests shall be made at the addresses set forth in the Schedules (or, if different, on proofs of claim) or other records of the Debtor or GGI at the time of the distribution.

         7.3.2   UNDELIVERABLE DISTRIBUTIONS

                 7.3.2.1 Holding and Investment of Undeliverable Distributions. If the distribution to any holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Disbursing Agent pursuant to this Section 7.3.2.1 until such time as a distribution becomes deliverable. Undeliverable Cash shall be held in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the potential claimants of such funds, and shall be accounted for separately.

                 7.3.2.2 After Distributions Become Deliverable. On each Distribution Date, the applicable Disbursing Agent will make all distributions that become deliverable to holders of Allowed Claims during the preceding quarter. Each such distribution will include, a Pro Rata share of the Reorganization Investment Yield.

                 7.3.2.3 Failure to Claim Undeliverable Distributions. Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution within one year after the Effective Date shall have its claim for such undeliverable distribution discharged and shall be forever barred from asserting any such claim for an undeliverable distribution against GGI or its respective property. In such case: any Cash held for distribution on account of such claims for undeliverable distributions shall be held and distributed by the Disbursing Agent in accordance with Section 7.6.2. Any holder of an Allowed Claim or Interest entitled to receive Rights that does not assert a claim for an undeliverable distribution by the Rights Expiration Date shall be forever barred from asserting a claim for such undeliverable distribution against GGI, Newco or EALP. Rights with respect to any such Claims or Interest shall be cancelled. Nothing contained in the Plan shall require the Debtor, GGI or any Disbursing Agent to attempt to locate any holder of an Allowed Claim or Allowed Interest.

7.4      DISTRIBUTION RECORD DATE

         As of the close of business on the Distribution Record Date, the transfer registers for the Capital Stock maintained by the Debtor, or its agents, shall be closed. The Disbursing Agents and their respective agents shall have no obligation to recognize the transfer of any Capital Stock occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those holders of record as of the close of business on the Distribution Record Date.

7.5      MEANS OF CASH PAYMENTS

         Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Disbursing Agent, or by wire transfer from a domestic bank, at the option of the Disbursing Agent. Cash payments of $1,000,000.00 or more to be made pursuant to the Plan will, to the extent requested in writing no later than five days prior to the Distribution Record Date, be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

7.6      TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

         7.6.1   IN GENERAL

         On the Effective Date (or on such later date as is prescribed by Section 3.2 hereof), subject to Section 7.6.2 below, to the extent that the Plan provides for distributions on account of Allowed Claims or Allowed Interests in the applicable Class, each holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class. On each Distribution Date, distributions shall also be made, pursuant to Sections 7.3 above and 8.3 below, respectively, to (a) holders of Claims or Interests to whom a distribution has become deliverable during the preceding quarter and (b) to holders of Disputed Claims or Disputed Interests in any such Class whose Claims or Interests were Allowed during the preceding quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class.

         7.6.2   DISTRIBUTIONS TO HOLDERS OF CLAIMS IN CLASS 5

                  7.6.2.1 As soon as practicable after the Newco Cash Payment Deadline, the Third-Party Disbursing Agent shall make initial distributions of Cash to the holders of Allowed Claims in Class 5. The amount of the Cash to be distributed to holders of Allowed Claims in Class 5 on such date shall be calculated as if each Disputed Claim in Class 5 were an Allowed Claim in the amount of the Claim as Filed. Pursuant to Sections 8.1.2 and 8.3 below, (a) beginning on the first Distribution Date, the Third-Party Disbursing Agent shall make distributions of Cash, to holders of Disputed Claims whose Claims become Allowed Claims during the preceding quarter and thus are entitled to receive Cash, (b) all fees and expenses of the Third-Party Disbursing Agent with respect to distributions to holders of Class 5 Claims shall be paid out of the funds in the Class 5 Disbursement Account and (c) all costs incurred by the Official Committee in connection with the resolution of Disputed Claims after the Effective Date shall be paid out of the funds in the Class 5 Disbursement Account. Such distributions shall be calculated pursuant to the provisions set forth in this Section 7.6.2.1.

                 7.6.2.2 On each Distribution Date, each holder of a previously Allowed Claim in Class 5 that is entitled to receive Cash pursuant to
         Section 3.2.5 shall receive an additional distribution of Cash on account of such Claim equal to: (i) the amount of Cash that such holder would be entitled to receive under the Plan as if such Claim had become an Allowed Claim on such Distribution Date, minus (ii) the aggregate amount of Cash previously distributed on account of such Claim. Each such additional distribution shall also include, on the basis of the amount then being distributed, a Pro Rata share of the Reorganization Investment Yield, from the date such amounts would have been due had such claim initially been paid 100% of the distribution on account of the Allowed Amount of such Claim, to the date such distribution is made, net of any taxes paid or payable by the Disbursing Agent and properly attributable to such share of the Reorganization Investment Yield.

         7.6.3   DISTRIBUTIONS OF RIGHTS AND STOCK

         Notwithstanding any other provision of the Plan, only whole numbers of Rights or shares of Newco Common Stock (or stock of any successor to Newco) shall be issued or transferred, as the case may be, pursuant to the Plan. When any distribution on account of an Allowed Claim or Allowed Interest pursuant to the Plan would otherwise result in the issuance or transfer of a number of Rights or shares of stock that is not a whole number, the actual distribution of shares of such securities shall be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater shall be rounded to the next higher whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of Rights or shares of stock to be distributed to a Class of Claims or Interests shall be adjusted as necessary to account for the rounding provided for in this Section 7.6.3.2. No consideration shall be provided in lieu of fractional securities that are rounded down.

         7.6.4   COMPLIANCE WITH TAX REQUIREMENTS

                 7.6.4.1 In connection with the Plan, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                 7.6.4.2 Notwithstanding any other provision of the Plan: (i) each holder of an Allowed Claim or Interest that is to receive a distribution of Cash or Rights pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any Cash or Rights to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 7.3.2 above.

7.7      SETOFFS

         Except with respect to claims of the Debtor or GGI released pursuant to the Plan or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Debtor or GGI may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtor or GGI may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or GGI of any such claims, rights and causes of action that the Debtor or GGI may possess against such holder.

7.8      SURRENDER OF CANCELLED DEBT INSTRUMENTS OR SECURITIES

         Subject to the provisions of Section 7.8.2 below, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest evidenced by the instruments, securities or other documentation canceled pursuant to Section 5.2.1 above, the holder of such Claim or Interest shall tender the applicable instruments, Old Preferred Stock or other documentation evidencing such Claim or Interest to the Disbursing Agent pursuant to a letter of transmittal furnished by the Disbursing Agent. Any Rights to be distributed pursuant to the Plan on account of any such Claim or Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 7.3.2 above.

         7.8.1   SURRENDER OF CAPITAL STOCK CERTIFICATES

         Except as provided in Section 7.8.2 below for lost, stolen, mutilated or destroyed Capital Stock certificates, each holder of an Allowed Claim or Allowed Interest evidenced by Capital Stock certificate shall tender such Capital Stock certificate to the Disbursing Agent in accordance with written instructions to be provided in a letter of transmittal to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Capital Stock certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Capital Stock certificates with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Capital Stock certificate to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Capital Stock certificates shall be marked as canceled and delivered to GGI.

         7.8.2 LOST, STOLEN, MUTILATED OR DESTROYED CAPITAL STOCK CERTIFICATES

         In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the Debtor, any holder of an Interest evidenced by a Capital Stock certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Capital Stock certificate, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Capital Stock certificate. Upon compliance with this Section 7.8.2 by a holder of an Interest evidenced by a Capital Stock certificate, such holder shall, for all purposes under the Plan, be deemed to have surrendered the Capital Stock certificate.

         7.8.3 FAILURE TO SURRENDER CANCELED CAPITAL STOCK CERTIFICATES

         Any holder of a Capital Stock certificate that fails to surrender or be deemed to have surrendered such Capital Stock certificate within one year after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Capital Stock forever barred from asserting any such claim against

GGI, Newco or EALP or their respective property. In such case, Rights held for distribution on account of such Interest shall be disposed of pursuant to the provisions set forth in Section 7.3.2 above.


                                 ARTICLE VIII.

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS
                             AND DISPUTED INTERESTS

8.1      PROSECUTION OF OBJECTIONS TO CLAIMS AND INTERESTS

         8.1.1   PRIOR TO THE EFFECTIVE DATE

         Prior to the Effective Date, the Debtor and the Official Committee shall retain all rights they may have to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests.

         8.1.2   AFTER THE EFFECTIVE DATE

         After the Effective Date, the Official Committee (or any duly authorized representative thereof) shall have the exclusive authority to file objections, or to settle, compromise, withdraw or litigate to judgment objections to Claims; provided however that (a) GGI and the Official Committee shall retain the authority to File objections to Administrative Claims and, if upon request the Official Committee refuses to object, other Claims, and litigate to judgment such objections, and GGI shall be responsible for all fees, costs and expenses which it incurs with respect to such activities; (b) the Official Committee (or any duly authorized representative thereof) shall give Newco at least ten (10) business days written notice before Filing an objection, or before settling, compromising or withdrawing any objection; (c) Newco may object to any such objection, settlement or compromise relating to a Claim that Newco reasonably believes would negatively impact Newco's operations or relationships with key vendors or other third parties, and Newco shall be responsible for all fees, costs and expenses which it incurs with respect to such objection; and (d) any proposed objection, settlement, compromise or withdrawal objected to by Newco shall be adjudicated by the Bankruptcy Court. Any and all fees, costs and expenses incurred by the Official Committee or its representatives in connection with any and all objections, settlements or litigation of any Disputed Claim under this Section 8.1.2 shall be paid on a monthly basis out of the funds held by the Disbursing Agent for distribution to holders of Allowed Class 5 Claims and neither GGI, EALP or Newco shall have any liability for payment of such fees, costs and expenses. The Official Committee may, in its discretion, establish a reserve from the Class 5 Cash Distribution for such fees, costs and expenses.

8.2      TREATMENT OF DISPUTED CLAIMS OR INTERESTS

         8.2.1 NO PAYMENTS ON ACCOUNT OF DISPUTED CLAIMS OR INTERESTS

         Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest.

         8.2.2   RESOLUTION OR ESTIMATION OF CLAIMS

         The Debtor and the Official Committee (and the Official Committee only after the Effective Date) may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the Debtor, GGI or the Official Committee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, GGI or the Official Committee, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim. All of these Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in this Section 8.2.2, subject to the provisions of Section 8.1.2 above, the Debtor or the Official Committee, as the case may be, may resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim and the rights of the holder of such Claim would have been resolved or adjudicated if the Chapter 11 Case had not been commenced. Claims may be subsequently compromised, settled, withdrawn or resolved by the Debtor, GGI or the Official Committee pursuant to
Section 8.1 above.

8.3      DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS OR INTERESTS ONCE THEY ARE
         ALLOWED

         On each Distribution Date, the Disbursing Agent shall make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding quarter. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed shall also be entitled to receive, on the basis of the amount ultimately allowed, a Pro Rata share of the Reorganization Investment Yield.

8.4      CLAIMS NOT FILED PRIOR TO THE BAR DATE

          Unless otherwise provided in a Final Order of the Bankruptcy Court, any Claim (including a Secured Claim) for which a proof of claim is not filed prior to the Bar Date shall be deemed disallowed and/or subordinated to all Allowed Claims. The holder of a Claim which is disallowed and/or subordinated pursuant to this Section 8.4 shall not receive any distribution on account of such Claim.


                                  ARTICLE IX.

                    CONDITIONS PRECEDENT TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

9.1      CONDITIONS TO CONFIRMATION

         The Bankruptcy Court will not enter the Confirmation Order unless and until each of the following conditions will have been satisfied or waived:

                 9.1.1 The Confirmation Order shall be in form and substance satisfactory to the Proponents.

                 9.1.2 All documents necessary to effectuate the transactions described in the Plan consistent with the Plan, including the Newco Asset Purchase Agreement and Newco Credit Facility Documents, shall be in form and substance reasonably acceptable to GGI, Newco, EALP and the Official Committee.


9.2      CONDITIONS TO EFFECTIVE DATE

         The Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions has been satisfied or duly waived (if available) pursuant to Section 9.3 below:

                 9.2.1 Either (a) the Confirmation Order shall have become a Final Order or (b) no stay of the Confirmation Order shall be in effect and no other relief has been entered nor any facts exist that would render the doctrine of "mootness" inapplicable as a matter of law.

                 9.2.2 There shall be no injunction or court order restraining consummation of the transactions contemplated by the Plan and there shall not have been adopted any law or regulation making all or any portion of such transactions illegal.

                 9.2.3 There shall have been no material adverse change in the Debtor's financial or operational condition since June 23, 1997; provided that this condition shall expire on September 30, 1997.

9.3      WAIVER OF CONDITIONS

         The conditions to Confirmation and the Effective Date may be waived in whole or in part by the Proponents at any time, without notice, an order of the Bankruptcy Court or any further action other than proceeding to Confirmation and consummation of the Plan. The failure to satisfy or waive any condition may be asserted by the Proponents regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right that may be asserted at any time.

9.4      EFFECT OF NONOCCURRENCE OF CONDITIONS TO EFFECTIVE DATE

         Each of the conditions to Confirmation and the Effective Date must be satisfied or duly waived, as provided above, within 30 days after the Confirmation Date, which date may only be extended by the mutual consent of Proponents and the Official Committee. If such mutual consent cannot be obtained, such time period may only be extended by order of the Bankruptcy Court. If each condition to the Effective Date has not been satisfied or duly waived pursuant to Section 9.3 above, within 30 days after the Confirmation Date or such later date agreed to by the Proponents and the Official Committee or as ordered by the Bankruptcy Court, then upon motion by any party in interest made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.4, the Plan shall be deemed null and void in all respects, and the assumptions or rejections of executory contracts and unexpired leases pursuant to Sections 6.1 and 6.2 above, and nothing contained in the Plan shall (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or (2) prejudice in any manner the rights of the Debtor. Notwithstanding anything in this Plan to the contrary, the Effective Date shall occur and all documents shall be executed and become binding on the proponents not later than thirty
(30) days following the Confirmation Date if the conditions to Effective Date are satisfied or waived. If such conditions are not satisfied or waived at that time, the Effective Date and execution of documents shall occur on the first Business Day after such satisfaction or waiver.

                                  ARTICLE X.

             CONFIRMABILITY AND SEVERABILITY OF PLAN AND CRAMDOWN

10.1     CONFIRMABILITY AND SEVERABILITY OF A PLAN

         The Proponents reserve the right to modify, revoke or withdraw the Plan, pursuant to Sections 13.3 and 13.4 below. A determination by the Bankruptcy Court that the Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect the Proponents' ability to modify the Plan to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

10.2     CRAMDOWN

         The Proponents hereby request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code if any Impaired Class does not accept the Plan in accordance with section 1126 of the Bankruptcy Code. The Proponents reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                 ARTICLE XI.

                                 INJUNCTION

         11.1 Except as provided in the Plan or Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder are permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against GGI, the Official Committee, Newco or EALP or their respective property; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against GGI, the Official Committee, Newco or EALP or their respective property; (c) creating, perfecting or enforcing any lien or encumbrance against GGI, the Official Committee, Newco or EALP or their respective property; and (d) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. As of the Effective Date, all entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; and (d) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim and Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 11.1.


                                 ARTICLE XII.

                          RETENTION OF JURISDICTION

         12.1 Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Case after the Effective Date to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

                 12.1.1 Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate a Claim pursuant to the Plan;

                 12.1.2 Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                 12.1.3 Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                 12.1.4 Ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

                 12.1.5 Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor or GGI that may be pending on the Effective Date;

                 12.1.6 Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                 12.1.7 Resolve any case, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order;

                 12.1.8 Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                 12.1.9 Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                 12.1.10 Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                 12.1.11 Determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan; and

                 12.1.12 Enter an order concluding the Chapter 11 Case.

                                ARTICLE XIII.

                           MISCELLANEOUS PROVISIONS

13.1 LIMITATION OF LIABILITY IN CONNECTION WITH THE PLAN, DISCLOSURE STATEMENT AND RELATED DOCUMENTS AND RELATED INDEMNITY

         13.1.1 The Proponents and their officers, directors, members, agents and representatives shall neither have nor incur any liability to any entity, including, specifically any holder of a Claim or Interest, for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order, including solicitation of acceptances of the Plan.

         13.1.2 GGI and Newco shall indemnify each Proponent and their officers, directors, members, agents and representatives, and shall hold each Proponent and their officers, directors, members, agents and representatives harmless from, and reimburse each Proponent for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by a Proponent and their officers, directors, members, agents and representatives arising from any liability described in this Section 13.1.

13.2 PAYMENT OF STATUTORY FEES

         All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Plan Confirmation hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

13.3     MODIFICATION OF THE PLAN

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and any applicable notice requirements, the Proponents reserve the right to alter, amend or modify the Plan before its substantial consummation. In the event that EALP fails to close or to proceed with the transactions set forth herein, the Debtor reserves the right to find any other entity to act as a substitute for EALP in forming and funding Newco and ensuring that Newco takes the steps necessary to consummate the transactions contemplated in the Plan. If the Plan is modified to provide that such substitute entity rather than EALP forms and funds Newco, all classes of Claims will receive the same cash distributions and other treatment under the Plan, provided, however there is no assurance, and the Debtor considers it unlikely, that holders of any Interests, including holders of Interests in Old Preferred Stock, will receive any distribution on account of such Interests under a plan based on such substitute entity's formation and funding of Newco and, further, in the Debtor's opinion, it is likely that there will be no Rights Offering to the holders of any Claims or Interests under such a modified plan.

13.4     REVOCATION OF THE PLAN

         The Proponents reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan, or if Confirmation does not occur, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor; or (2) prejudice in any manner the rights of the Debtor.





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



13.5    SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.6     SATISFACTION OF UNCLASSIFIED SECURED CLAIMS

         To the extent that a Secured Claim is not otherwise classified in the Plan and is not a Class 11 Claim, such Claim shall be paid by GGI; provided, however, that if the collateral for such Secured Claim has not been transferred to Newco, such Claim shall be satisfied by the return or abandonment of such collateral to the holder of such Claim.

13.7     SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

13.8     LEGAL EFFECT

         Subject to the terms and conditions set forth herein, this Plan creates a binding contract between the Proponents and holders of Claims and Interests.

13.9     EXHIBITS

         Because certain of the Exhibits referred to in the Plan are extremely voluminous, these Exhibits are not being served with copies of the Plan and the Disclosure Statement. All Exhibits are available for review at the Document Reviewing Centers.


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



13.10    SERVICE OF DOCUMENTS ON THE DEBTOR OR GGI AND EALP

         Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtor or GGI shall be sent by first class U.S. mail, postage prepaid, to:


                 GRANT GEOPHYSICAL, INC.
                 16850 Park Row
                 Houston, Texas  77084
                 Attention:  Larry E. Lenig, Jr.

with copies to:

                 SCOTT, DOUGLASS & McCONNICO, L.L.P.
                 600 Congress Avenue, Suite 1500
                 Austin, Texas  78701
                 Attention:  Christopher Fuller, Esq.

                          and

                 KING & PENNINGTON, L.L.P.
                 3100 South Tower, Pennzoil Place
                 711 Louisiana Street
                 Houston, Texas  77002
                 Attention:  C. Robert Bunch, Esq.

                          and

                 JONES, DAY, REAVIS & POGUE
                 77 West Wacker
                 Chicago, Illinois  60601-1692
                 Attention:  Timothy R. Pohl, Esq.

                          and

                 ANDREWS & KURTH L.L.P.
                 4200 Texas Commerce Tower
                 Houston, Texas  77002
                 Attention:  James Donnell, Esq.


Wilmington, Delaware
August 4, 1997

                                    Respectfully submitted,

                                    GRANT GEOPHYSICAL, INC.,
                                    a Delaware corporation


                                    By:  /s/ Larry E. Lenig, Jr.
                                         --------------------------------------
                                         Larry E. Lenig, Jr.
                                         President and Chief Operating Officer

                                    ELLIOTT ASSOCIATES, L.P.

                                    By:   /s/ Paul E. Singer
                                          -------------------------------------
                                          Paul E. Singer
                                          General Partner





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